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                                                  DRAFT -- 9/27/97 6:11 AM
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                            ASSET PURCHASE AGREEMENT


                                  By and Among


                                  SKF USA INC.,


                            RBC NICE BEARINGS, INC.,


                                       and


                     ROLLER BEARING COMPANY OF AMERICA, INC.


                          Dated as of February 28, 1997
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                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS........................................................1

       1.01. Definitions......................................................1

ARTICLE II.   TRANSFER OF ASSETS..............................................5

       2.01. Transfer of Assets by Seller.....................................5
       2.02. Excluded Assets..................................................7
       2.03. Assumption of Liabilities........................................7
       2.04. Excluded Liabilities.............................................7
       2.05  Assignment of Contracts and Rights...............................9
       2.06. Closing..........................................................9
       2.07. First Anniversary Payments.......................................10
       2.08. 1/31/97 Balance Sheet............................................10
       2.09. Post-Closing Purchase Price Adjustment...........................10
       2.10. Accounting Expenses..............................................11
       2.11. Purchase Price Allocation........................................11

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF SELLER.......................11

       3.01. Existence and Power..............................................11
       3.02. Authorization....................................................11
       3.03. Intentionally omitted............................................12
       3.04. Governmental Authorization.......................................12
       3.05. Non-Contravention................................................12
       3.06. Financial Statements; Undisclosed Liabilities....................12
       3.07. Absence of Certain Changes.......................................13
       3.08. Properties; Leases; Tangible Assets..............................14
       3.09. Sufficiency of and Title to the Transferred Assets...............15
       3.10. Affiliates.......................................................15
       3.11. Inventory........................................................15
       3.12. Litigation.......................................................16
       3.13. Contracts........................................................16
       3.14. Permits; Required Consents.......................................17
       3.15. Compliance with Applicable Laws..................................17
       3.16. Employment Agreements; Change in Control; and Employee Benefits..18
       3.17. Labor and Employment Matters.....................................19
       3.18. Intellectual Property............................................19
       3.19. Advisory Fees....................................................20
       3.20. Environmental Compliance.........................................20
       3.21. Tax Matters......................................................21
       3.22. Insurance........................................................21


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       3.23. Material Disclosures.............................................21

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF BUYER.........................22

       4.01. Organization and Existence.......................................22
       4.02. Corporate Authorization..........................................22
       4.03. Governmental Authorization.......................................22
       4.04. Non-Contravention................................................22
       4.05. Advisory Fees....................................................22
       4.06. Litigation.......................................................22

ARTICLE V.   COVENANTS OF SELLER..............................................23

       5.01. Conduct of the Business..........................................23
       5.02. Access to Information............................................24
       5.03. Compliance with Terms of Required Governmental Approvals and
               Required Contractual Consents..................................25
       5.04. Maintenance of Insurance Policies................................25
       5.05. Confidentiality..................................................25
       5.06. Taxes............................................................26
       5.07. Accounts Receivable and Accounts Payable.........................27
       5.08. Oil/Water Separator Replacement or Repair........................27
       5.09. Supply of Steel from Ovako.......................................27

ARTICLE VI.  COVENANTS OF BUYER...............................................28

       6.01. Confidentiality..................................................28
       6.02. Worker's Compensation Reimbursement..............................29
       6.03. Sales and Use Tax Permits........................................29

ARTICLE VII. COVENANTS OF ALL PARTIES.........................................29

       7.01. Further Assurances...............................................29
       7.02. Certain Filings..................................................29
       7.03. Public Announcements.............................................30
       7.04. Administration of Accounts.......................................30
       7.05. Intentionally omitted............................................30
       7.06. Bulk Sales Laws..................................................30
       7.07. Employees and Employee Benefit Matters...........................30
       7.08. Trademark License................................................35

ARTICLE VIII.   CONDITIONS TO CLOSING.........................................36

       8.01. Conditions to Obligation of Buyer................................36
       8.02. Conditions to Obligation of Seller...............................38


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ARTICLE IX.   INDEMNIFICATION.................................................40

       9.01. Agreement to Indemnify...........................................40
       9.02. Survival of Representations and Warranties and Covenants.........40
       9.03. Claims for Indemnification.......................................41
       9.04. Defense of Claims................................................42

ARTICLE X.   TERMINATION......................................................43

       10.01. Grounds for Termination.........................................43
       10.02. Effect of Termination...........................................44

ARTICLE XI.   MISCELLANEOUS...................................................44

       11.01. Notices.........................................................44
       11.02. Amendments; No Waivers..........................................45
       11.03. Expenses........................................................46
       11.04. Successors and Assigns..........................................46
       11.05. Governing Law...................................................46
       11.06. Counterparts; Effectiveness.....................................46
       11.07. Entire Agreement................................................46
       11.08. Captions........................................................46
       11.09. Severability....................................................46
       11.10. Construction....................................................47
       11.11. Arbitration of Claims...........................................47
       11.13. Cumulative Remedies.............................................48
       11.14. Third Party Beneficiaries.......................................48

            Index of Other Defined Terms. In addition to those terms defined in
Section 1.01 below, the following terms shall have the respective meanings given thereto in the sections indicated below:

       Defined Term                                    Section

       "1995 Balance Sheet"....................        3.06(a)
       "1/31/97 Sheet".........................        2.08
       "Agreement".............................        Preamble
       "Assumed Liabilities"...................        2.03
       "Annual Financials".....................        3.06(a)
       "Business"..............................        Recitals
       "Buyer".................................        Preamble
       "Buyer Indemnitees".....................        9.01(a)
       "Closing"...............................        2.06(a)


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       "Closing Date"..........................        2.06(a)
       "Contracts".............................        2.01(d)
       "Equipment".............................        2.01(b)
       "Excluded Assets".......................        2.02
       "Excluded Environmental Liabilities"....        2.04(c)
       "Excluded Liabilities"..................        2.04
       "Extent of License"                             7.08(c)
       "First Choice"..........................        2.08
       "Goods".................................        7.08(a)
       "Grant"                                         7.08(a)
       "Indemnity"                                     7.08(e)
       "Insurance Policies"....................        3.22
       "Intellectual Property Rights"..........        3.18(a)
       "Inventory".............................        2.01(c)
       "Leases"................................        3.08(b)
       "Leased Real Property"..................        3.08(a)
       "Maintenance of Trademark"                      7.08(d)
       "Net Transferred Asset Value"...........        2.09(a)
       "Nice"..................................        Recitals
       "Ovako".................................        5.09
       "Overpayment"...........................        2.09(b)
       "Permits"...............................        3.14(a)
       "Personal Property Leases"..............        3.08(b)
       "Proceedings"...........................        3.12
       "Proposed 1/31/97 Balance Sheet"........        2.08
       "RBC"...................................        Preamble
       "Real Property Leases"..................        3.08(b)
       "Required Consents".....................        3.14(b)
       "Required Contractual Consent"..........        3.14(b)
       "Required Governmental Approval"........        3.14(b)
       "Scheduled Contracts"...................        3.13(a)
       "Selected Firm".........................        2.08
       "Seller"................................        Preamble
       "Seller Indemnitees"....................        9.01(b)
       "Subsequent Material Contract"..........        5.01(b)(iv)
       "Term"..................................        7.08(b)
       "Territory".............................        7.08(a)
       "Trademark".............................        7.08(a)
       "Transferred Assets"....................        2.01
       "Unpaid Balance"........................        2.09(a)
       "Workpapers"............................        2.08

                                   EXHIBITS


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EXHIBIT A         Seller's Financials
EXHIBIT B         Form of Sales and Supply Agreement
EXHIBIT C         Interim Services Agreement
EXHIBIT D         Form of Opinion of Allen G. Belenson, Esq.
EXHIBIT E         Form of Opinion of Gibson, Dunn & Crutcher LLP


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                                  SCHEDULES

Schedule 1.01        Permitted Liens
Schedule 2.01        Specified Equipment
Schedule 2.02        Excluded Assets
Schedule 2.03        Assumed Liabilities
Schedule 2.04(g)     Certain Excluded Liabilities
Schedule 2.06(b)     12/31/96 Net Transferred Asset Value
Schedule 3.04        Governmental Authorizations
Schedule 3.06(b)     Accounting Differences
Schedule 3.06(c)     No Undisclosed Liabilities
Schedule 3.07        Absence of Certain Changes
Schedule 3.08(a)     Real Property
Schedule 3.08(b)     Leases
Schedule 3.10        Affiliates
Schedule 3.11        Inventories
Schedule 3.12(a)     Litigation
Schedule 3.13(a)     Scheduled Contracts
Schedule 3.13(b)     Non-Binding Scheduled Contracts
Schedule 3.13(c)     Primary Customers and Suppliers
Schedule 3.14(a)     Permits
Schedule 3.14(b)     Required Consents
Schedule 3.15        Compliance with Applicable Laws
Schedule 3.16(a)     Benefit Plans of Seller
Schedule 3.16(b)     Additional Benefits
Schedule 3.16(f)     Retiree Benefits
Schedule 3.17(a)     Labor and Employment Matters
Schedule 3.17(e)     Worker's Compensation Matters
Schedule 3.18(a)     Intellectual Property Rights
Schedule 3.18(b)     Proceedings Applicable to Intellectual Property
Schedule 3.18(c)     Ownership of Intellectual Property Rights
Schedule 3.20(a)     Environmental Permits
Schedule 3.20(b)     Environmental Compliance
Schedule 3.20(c)     Continuing Compliance with Environmental Laws
Schedule 3.21        Tax Matters
Schedule 3.22        Insurance Policies
Schedule 5.01(b)     Capital Expenditures
Schedule 5.08        Oil/Water Separator Repair Procedures
Schedule 7.07(b)     Present Value Calculation Assumptions


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

                            ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE AGREEMENT (this "Agreement") dated as of February 28, 1997 is by and among SKF USA INC., a Delaware corporation ("Seller"), RBC NICE BEARINGS, INC., a Delaware corporation ("Buyer") and a wholly-owned subsidiary of RBC (as defined below), and ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation ("RBC").

                                 R E C I T A L S

            WHEREAS, Seller, through Nice Specialty Bearings Division, a division of Seller ("Nice") is engaged in the design, development, manufacture, assembly and sale of inch dimension, single row deep groove ball bearings of a grade of ABEC-1 or less and having an outside diameter of four inches or less (the "Business"); and

            WHEREAS, Seller desires to sell and transfer to Buyer substantially all of its assets related to the Business in consideration for the delivery by Buyer to Seller of the Purchase Price (as defined herein) and on the terms and conditions set forth herein.

                                A G R E E M E N T

            NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows.

                                   ARTICLE I.

                                   DEFINITIONS

            1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

            "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental
Law) applicable to such Person or any of its Affiliates or Plan Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates or ERISA Affiliates).

            "Benefit Arrangement" means any material benefit arrangement, other than an Employee Benefit Plan, maintained by Seller or any ERISA Affiliate that covers the employees,


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former employees, directors, or former directors of Seller and their beneficiaries with respect to Nice; such term shall include, without limitation, the following to the extent material: (i) each employment or consulting agreement; (ii) each arrangement providing for insurance coverage or workers' compensation benefits; (iii) each incentive bonus or deferred bonus arrangement;
(iv) each arrangement providing termination allowance, severance or similar benefits; (v) each equity compensation plan; (vi) each deferred compensation plan; and (vii) each compensation policy and practice.

            "Benefit Plan" means an Employee Benefit Plan or Benefit
Arrangement.

            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

            "Buyer's Auditors" means the independent certified public accountants retained by Buyer.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Contracts" means all contracts, agreements, options, leases, licenses, sales and purchase order, commitments and other instruments of any kind, whether written or oral, to which Seller is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts.

            "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement net of insurance proceeds actually received, including without limitation (i) interest on cash disbursements in respect of any of the foregoing at the per annum rate of interest publicly announced from time to time by Bank of America, N.T. & S.A. as its prime rate (or reference rate) in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof and (ii) reasonable costs, fees and expenses of attorneys, accountants and other agents of such Person. Any change in the rate referred to in clause (i) above shall take effect at the opening of business on the day specified in the public announcement of such change. Without limiting the generality of the foregoing, Damages of a Person shall include any amounts paid by such Person pursuant to any indemnification arrangement.

            "Employee" means any Person employed by Seller in connection with the Business.

            "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, sponsored or contributed to by Seller or any ERISA Affiliate thereof that covers employees or former employees of Seller with respect to Nice.

            "Environmental Laws" means all Applicable Laws relating to Hazardous Substances, occupational health and safety, or the environment including, without limitation,


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(i) all Applicable Laws pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, (ii) all Applicable Laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and (iii) the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substance Control Act ("TSCA") and all requirements promulgated pursuant to any of these or analogous state or local statutes.

            "Environmental Liabilities" means Liabilities of a Person that arise in connection with any proceeding, claim, lawsuit, complaint, citation, inquiry, demand, notice or action which was or is brought or issued by any Governmental Authority or by a third party pursuant to or under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" of any Person means any other Person that, together with such Person as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under Section 414 of the Code.

            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis.

            "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

            "Group Health Plan" means any group health plan, as defined in
Section 5000(b)(1) of the Code sponsored or contributed to by Seller or any ERISA Affiliate that covers employees or former employees of Seller with respect to Nice.

            "Hazardous Substance" means any substance or material: (i) the presence of which requires investigation or remediation under any Applicable Law; or (ii) the generation, storage, treatment, transportation, disposal, remediation, removal, handling or management of which is regulated by any Environmental Law; or (iii) that is defined as a "hazardous waste" or "hazardous substance" under any Applicable Law; or (iv) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic or otherwise hazardous and is regulated by any Governmental Authority having or asserting jurisdiction over the Business or any of the Transferred Assets; or
(v) the presence of which constitutes a nuisance, trespass or


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other tortious condition; or (vi) the presence of which on adjacent properties constitutes a trespass by Seller in relation to the Business; or (vii) without limitation, that contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenols (PCBs) or asbestos.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "Indemnifying Party" means: (1) Seller when any Buyer or RBC Indemnitee is asserting a claim under Sections 9.01(a) or 11.11 or (2) Buyer or RBC jointly or severally when any Seller Indemnitee is asserting a claim under Sections 9.01(b) or 11.11.

            "Indemnitee" means: (1) each of Buyer, RBC and their Affiliates with respect to any claim for which Seller is an Indemnifying Party under Sections 9.01(a) or 11.11; or (2) Seller and its Affiliates with respect to claims for which Buyer or RBC is an Indemnifying Party under Sections 9.01(b) or 11.11.

            "IRS" means the Internal Revenue Service.

            "Knowledge" means, with respect to any corporation, all things known to the executive officers of such corporation.

            "Liability" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person and whether or not the same appears on any Schedule to this Agreement.

            "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance or charge of any kind in respect of such asset.

            "Material Adverse Effect" means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operations, assets, Liabilities, reserves or any other aspect of the Business that results in a material adverse effect on, or a material adverse change in, the Transferred Assets taken as a whole, or a material adverse effect on the Business taken as a whole.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 3(37) and 4001(a)(3) of ERISA.

            "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which are being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by Applicable Law incurred in the ordinary course of business for sums not yet


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delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements; and (iv) other Liens set forth on Schedule 1.01 hereto. Notwithstanding the foregoing, the following shall not be Permitted Liens: (a) any Lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Benefit Plan sponsored by, maintained by or contributed to by Seller or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Benefit Plan and (b) any Lien arising under clause (i) or (ii) above that is the subject of a contest except and to the extent that the Taxes or sums in questions have been reserved for on the 1995 Balance Sheet.

            "Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

            "Product" means any ball bearing or other product sold in the ordinary course of the Business.

            "Prohibited Transaction" means a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA, respectively.

            "Purchase Price" means the sum of the amounts paid pursuant to Sections 2.06(b) and 2.07 plus the Unpaid Balance or minus the Overpayment, as the case may be.

            "Seller's Auditors" means the independent certified public accountants retained by Seller.

            "Tax" means all taxes imposed of any nature including federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

            "Tax Return" means all returns, reports, forms or other information required to be filed with respect to any Tax.

                                   ARTICLE II.

                               TRANSFER OF ASSETS

            2.01. Transfer of Assets by Seller. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and


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agreements herein set forth, Buyer agrees to purchase from Seller and Seller agrees to sell or cause to be sold to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all the assets, properties, rights, licenses, permits, contracts, causes of action and claims, of every kind and description as the same shall exist on the Closing Date (other than the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed, that are used, owned by, leased by or in the possession of Seller in connection with the Business, whether or not reflected on the books and records of Seller, including all assets shown on the 1995 Balance Sheet and not disposed of in the ordinary course of business or as permitted by this Agreement prior to the Closing Date (the collective assets, properties, rights, licenses, permits, contracts, causes of action and claims in connection with the Business to be transferred to Buyer by Seller pursuant hereto are referred to collectively herein as the "Transferred Assets") and including without limitation all right, title and interest of Seller in, to and under the following, to the extent used, owned by, leased by or in the possession of Seller in connection with the Business at the time of Closing:

                  (a) all real property and leases, capitalized or operating, of, and other interests in, real property of Seller, in each case together with all buildings, fixtures and improvements erected thereon and appurtenances thereto;

                  (b) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware and software), communications equipment, vehicles, storage tanks, spare and replacement parts, fuel and other tangible property (and interests in any of the foregoing) of Seller ("Equipment") including, without limitation, the Equipment set forth on Schedule
2.01 hereto;

                  (c) all items of inventory notwithstanding how classified in the financial records of Seller, including all raw materials, purchased parts, work-in-process, finished goods, supplies, spare parts and samples (collectively, the "Inventory");

                  (d) all contracts, agreements, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which Seller is a party on the Closing Date, including the Scheduled Contracts and the Subsequent Material Contracts (collectively, the "Contracts");

                  (e) all accounts receivable and notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of Seller, and any security or collateral therefor, including recoverable advances and deposits;

                  (f) all prepaid charges and expenses of Seller, including any such charges and expenses with respect to ad valorem taxes, leases and rentals and utilities;

                  (g) all rights of Seller under any insurance policy;

                  (h) all of Seller's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business or the Transferred Assets, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations


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

and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to Seller affecting any of the Transferred Assets;

                  (i) all of Seller's patents, copyrights, trademarks, trade names, service marks, service names, designs, know-how, processes, trade secrets, inventions, and other proprietary data;

                  (j) all transferable franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by Seller in connection with the Business, whether or not actually utilized by Seller;

                  (k) all books, records, files and papers of Seller, whether in hard copy or computer format, including books of account, invoices, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, personnel and employment records of present and former employees, and documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related to the conduct of the Business at any time prior to the Closing;

                  (l) all lists of present customers and lists of former customers;

                  (m) all goodwill associated with the Business or the Transferred Assets;

                  (n) all product designations used in Seller's catalog with respect to the Products; and

                  (o) except as specifically provided in Section 2.02, all other assets and properties of Seller that exist on the Closing Date and are used in connection with the Business, whether tangible or intangible, real or personal.

            2.02. Excluded Assets. Buyer expressly understands and agrees that the assets and properties set forth on Schedule 2.02 (the "Excluded Assets") shall be excluded from the Transferred Assets and shall be retained by Seller.

            2.03. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements herein set forth, Buyer agrees, effective at the time of Closing, to assume and in due course perform, pay and discharge all the Liabilities set forth on Schedule 2.03 (the "Assumed Liabilities").

            2.04. Excluded Liabilities. Buyer does not hereby assume, and shall not at any time hereafter (including on or after the Closing Date) become liable for, any of the Liabilities of Seller or any of its Affiliates or any ERISA Affiliate of any of the foregoing other than the Assumed Liabilities (the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, the following Liabilities:

                  (a) any Liability of any of Seller or any of its Affiliates or any ERISA Affiliate of any of the foregoing whether currently in existence or arising hereafter that is not attributable to, or that does not arise out of the conduct of, the Business;

                  (b) any Liability whether presently in existence or arising hereafter relating to an Excluded Asset;

                  (c) any Environmental Liability relating to the Business or the Transferred Assets, whether presently in existence or arising hereafter except Environmental Liabilities arising out of actions or inaction of Buyer after the Closing Date (collectively, the "Excluded Environmental Liabilities");

                  (d) any Liability whether currently in existence or arising hereafter relating to fees, commissions or expenses owed to any broker, finder, investment banker, attorney or other intermediary or advisor employed by Seller or any of its Affiliates or their respective ERISA Affiliates in connection with the transactions contemplated hereby or otherwise;

                  (e) any Liability the existence of which constitutes a breach of any representation or warranty hereunder;

                  (f) any contingent Liabilities of Seller related to any transactions by Seller prior to the date hereof except Liabilities that Buyer has expressly agreed to assume pursuant to the terms of this Agreement;

                  (g) any Liability related to indebtedness of Seller for borrowed money or capitalized leases, or the guarantee by Seller of the indebtedness of any other Person, except as set forth on Schedule 2.04(g);

                  (h) any Liability of Seller arising under this Agreement;

                  (i) with respect to Products manufactured on or prior to the Closing Date, any Liability arising out of, resulting from, or relating to claims seeking return, replacement, and/or repair of such Products pursuant either to (1) express product warranties extended by Seller prior to the Closing Date or by Buyer after the Closing Date (provided that Buyer's warranties are no more expansive than the warranties extended by Seller prior to the Closing Date) or (2) product warranties or obligations implied or provided by Applicable Law, except where such Liability constitutes an Assumed Liability under clause(c) of
Schedule 2.03; and

                  (j) with respect to Products manufactured on or prior to the Closing Date, any Liability arising out of, resulting from, or relating to product liability claims.

            2.05. Assignment of Contracts and Rights.

                  (a) With respect to any material Contract and any claim, right or benefit arising thereunder or resulting therefrom that constitute Transferred Assets, promptly after the date hereof, to the extent requested by Buyer, Seller will use reasonable efforts to obtain the written consent of the other parties to any such Contract to the assignment thereof to Buyer or written confirmation from such parties reasonably satisfactory in form and substance to Buyer confirming that such consent is not required.

                  (b) If such consent, waiver or confirmation is not obtained with respect to any such Contract and notwithstanding the provisions of Section 8.01(c) Buyer elects to consummate the Closing, Seller and Buyer shall cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Buyer, or under which Seller would enforce for the benefit of Buyer, with Buyer assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Buyer when received all monies received by Seller under any Transferred Asset or any claim, right or benefit arising thereunder not transferred to Buyer pursuant to this Section 2.05(b).

            2.06. Closing.

                  (a) The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York on February 24, 1997 or such other date as to which Buyer and Seller may agree (the "Closing Date"). Notwithstanding the foregoing, pursuant to Section 10.01(f) Seller or Buyer may terminate this Agreement if the Closing shall not have been consummated by the Outside Date.

                  (b) At the Closing, Buyer shall pay to Seller $5,960,411, computed as shown on Schedule 2.06(b), in cash by wire transfer of immediately available funds to a bank account or bank accounts designated in writing by Seller prior to the Closing.

                  (c) Seller shall deliver to Buyer such bills of sale, certificates of title, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment (which in the case of Intellectual Property Rights, shall be documents immediately recordable in the respective countries of origin) of such rights as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all of Seller's right, title and interest in, to and under the Transferred Assets.

            2.07. First Anniversary Payments. As part of the Purchase Price, Buyer shall pay to Seller $841,000, on the first anniversary of the date hereof, in cash by wire transfer of immediately available funds to a bank account or bank accounts designated in writing by Seller prior to the due date thereof.

            2.08. 1/31/97 Balance Sheet. Within 30 days after the Closing Date, Seller will prepare and present to Buyer a balance sheet (the "Proposed 1/31/97 Balance Sheet") setting forth as of January 31, 1997 the book value of the Transferred Assets and the Assumed Liabilities. The Proposed 1/31/97 Balance Sheet shall be prepared so that it presents fairly the book value of the Transferred Assets and Assumed Liabilities in accordance with GAAP (or on a basis consistent with prior practices of Seller with the disclosure that such practice is not GAAP) using practices and procedures consistent with the preparation of the 1995 Balance Sheet. Seller's Auditors shall perform selected procedures as agreed to by Buyer and Seller with respect to the Proposed 1/31/97 Balance Sheet (the "Agreed Upon Procedures"). Buyer and Buyer's Auditors shall have the right to review and copy, promptly upon request, the workpapers of Seller's Auditors (the "Workpapers") utilized in performing the Agreed Upon Procedures with respect to the Proposed 1/31/97 Balance Sheet. The Proposed 1/31/97 Balance Sheet shall be binding upon the parties to this Agreement unless Buyer gives written notice of disagreement with any of said values or amounts to Seller within 15 days after its receipt of the Proposed 1/31/97 Balance Sheet and the Workpapers, specifying in reasonable detail the nature and extent of such disagreement. If Buyer and Seller mutually agree upon the Proposed 1/31/97 Balance Sheet within 30 days after Buyer's receipt of notice of disagreement from Seller, such agreement shall be binding upon the parties to this Agreement. If Buyer and Seller are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to Price Waterhouse & Company LLC (the "First Choice") or, if such firm is not available, such other independent accounting firm of national reputation selected by the mutual agreement of Buyer and Seller (the "Selected Firm"), and the resolution of that disagreement and the Proposed 1/31/97 Balance Sheet, as adjusted as a result of such resolution, shall be final and binding upon the parties hereto for purposes of this Agreement. If Buyer and Seller cannot agree on the Selected Firm, it shall be chosen by the First Choice and shall be a nationally recognized firm. The Proposed 1/31/97 Balance Sheet as finally determined is the "1/31/97 Balance Sheet."

            2.09. Post-Closing Purchase Price Adjustment.

                  (a) If $6,801,411 is less than the book value of the Transferred Assets as of January 31, 1997 net of the total amount of the Assumed Liabilities as of January 31, 1997, as determined from the 1/31/97 Balance Sheet with applicable adjustments thereto of the type described in Schedule 2.06(b) plus the sum of $500,000 (the "Net Transferred Asset Value") (such deficit being referred to herein as the "Unpaid Balance"), then, within five Business Days after the final determination of the 1/31/97 Balance Sheet, Buyer shall deliver to Seller such Unpaid Balance in cash in immediately available funds by wire transfer to a bank account or bank accounts designated in writing by Seller prior to the due date thereof.

                  (b) If $6,801,411 is greater than the Net Transferred Asset Value (such excess being referred to herein as the "Overpayment"), then, within five Business Days after the final determination of the 1/31/97 Balance Sheet, Seller shall deliver to Buyer such Overpayment in cash in immediately available funds by wire transfer to a bank account or bank accounts designated in writing by Buyer prior to the due date thereof.

            2.10. Accounting Expenses. The fees and disbursements of Seller's Auditors shall be paid by Seller and the fees and disbursements of Buyer's Auditors shall be paid by Buyer. The fees and disbursements of the First Choice or the Selected Firm, as the case may be, shall be paid by Buyer and Seller as the First Choice or the Selected Firm, as the case may be, shall determine based upon its assessment of the relative merits of the positions taken by each in any disagreement presented to such firm.

            2.11. Purchase Price Allocation. Within 120 days after the Closing Date, Buyer and Seller shall agree upon the final allocation of the Purchase Price among the Transferred Assets for purposes of complying with Section 1060 of the Code and making any required filings under state or local law and shall set forth such allocation on a statement (the "Allocation Statement"). After the Closing, from time to time, Buyer and Seller shall agree upon revisions to the Allocation Statement for tax purposes. Buyer and Seller shall report the tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Allocation Statement, as it may be revised from time to time, and shall not take any position inconsistent therewith.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Buyer as follows:

            3.01. Existence and Power.

                  (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted and to own and operate the Business as now owned and operated, except for those instances where, in the aggregate, the failure to have such licenses, authorizations, consents and approvals is not, and is not reasonably expected to have a Material Adverse Effect. Seller is qualified to conduct business in each jurisdiction where the nature of its activities in connection with the conduct of the Business requires it to be so qualified. Seller is in good standing in each state where it is qualified, except for those jurisdictions where in the aggregate the failure to be so is not, and is not reasonably expected to have a Material Adverse Effect.

            3.02. Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

            3.03. [Intentionally omitted.]

            3.04. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than (a) compliance with any applicable requirements of the HSR Act and (b) any actions, consents, approvals or filings otherwise expressly referred to in this Agreement or set forth on Schedule 3.04 or 3.14(b). To the Knowledge of Seller, there are no facts relating to the identity or circumstances of Seller that would prevent or materially delay obtaining any of the Required Consents.

            3.05. Non-Contravention. The execution, delivery and performance by Seller of this Agreement do not and will not (a) contravene or conflict with the Articles of Incorporation or Bylaws of Seller, true and correct copies of which have been delivered to Buyer by Seller, (b) assuming receipt of the Required Consents, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Seller, the Business or any of the Transferred Assets, (c) assuming receipt of the Required Consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which Seller is entitled under, any material Contract or any Permit or similar authorization relating to the Business or included in any of the Transferred Assets or by which any of the Transferred Assets may be bound, or (d) result in the creation or imposition of any Lien on any Transferred Asset, other than Permitted Liens.

            3.06. Financial Statements; Undisclosed Liabilities.

                  (a) Attached hereto as Exhibit A are true and complete copies of the unaudited balance sheet of Nice as at December 31, 1995 (the "1995 Balance Sheet") and the related unaudited statements of income and statements of cash flows and changes in the home-office account for the years ended December 31, 1993, 1994 and 1995 (collectively, the "Annual Financials") and the related unaudited statements of income and statements of cash flows and changes in the home-office account for the fiscal quarters ended March 31, June 30, and September 30, 1996 (collectively, the "Interim Financials and, together with the Annual Financials, the "Financials").

                  (b) The Financials (i) have been prepared based on the books and records of Nice in accordance with the normal accounting practices of Nice and Seller, consistent with past practice and with each other, and present fairly the financial condition, results of operations and statements of cash flow of Nice as of the dates indicated or the periods indicated; and (ii) with respect to contracts and commitments for the sale of goods or the provision of services by Nice, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts. Any differences between GAAP and Seller's accounting practices, as well as the estimated magnitude of such impact on the Financials resulting from such differences, are set forth on Schedule 3.06(b)

                  (c) Except as set forth on Schedule 3.06(c), there are no material Liabilities relating to Nice other than:

                        (i) any Liability accrued as a Liability on the 1995 Balance Sheet; and

                        (ii) Liabilities specifically disclosed and identified as such in the schedules to this Agreement.

            3.07. Absence  of  Certain   Changes.   Except  as  set  forth  on
Schedule 3.07, since the date of the 1995 Balance Sheet, the Business has been conducted in the ordinary course, and none of the following events has occurred with respect to the Business:

                  (a) any event, occurrence, development or state of circumstances or facts or change in the Transferred Assets or the Business (including any damage, destruction or other casualty loss, but excluding any event, occurrence, development or state of circumstances or facts or change resulting from changes in general economic conditions) affecting the Business or any Transferred Assets that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect;

                  (b) (i) any incurrence, assumption or guarantee of any indebtedness for borrowed money by Seller in connection with the Business or any of the Transferred Assets, (ii) any incurrence of any Liability relating to a documentary or standby letter of credit by Seller in connection with the Business or any of the Transferred Assets, or (iii) any change in any Liability of Nice other than in the ordinary course of business, or (iv) any incurrence of any other Liability by Seller in connection with the Business or any of the Transferred Assets, other than in the ordinary course of business;

                  (c)   any   creation,   assumption   or  sufferance  of  the
existence of any Lien on any Transferred Asset, other than Permitted Liens;

                  (d) any transaction or commitment made, or any Contract entered into, by Seller (including the acquisition or disposition of any Transferred Assets), or any waiver, amendment, termination or cancellation of any Contract by Seller, or any relinquishment of any rights thereunder by Seller, or of any other right or debt owed to Seller, other than in each such case actions taken in the ordinary course of business consistent with past practice;

                  (e) except for actions taken in the ordinary course of business consistent with the past practice of Seller that are not, in the aggregate, material to the Business, any (i) grant of any severance, continuation or termination pay to any Employee, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any Employee, (iii) increase in benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any Employee, (iv) increase in compensation, bonus or other benefits payable or potentially payable to any Employee, (v) change in the terms of any bonus, pension, insurance, health or other Benefit Plan of Seller, or (vi) representation of Seller to any Employee that Buyer would assume, continue to maintain or implement any Benefit Plan after the Closing Date;

                  (f) any loan to or guarantee or assumption of any loan or obligation on behalf of any Employee, except travel advances occurring in the ordinary course of business consistent with past practice;

                  (g) any material change by Seller in its accounting principles, methods or practices or in the manner it keeps its books and records or any material change by Seller of its current practices with regards to sales, receivables, payables or accrued expenses that would affect the timing of collection of receivables or the payment of payables;

                  (h) the entering into of any Contract or other arrangement between Seller and any officer, director, stockholder or Affiliate of Seller or any of their respective Affiliates, to the extent any such Contract or other arrangement relates to the conduct of the Business; or

                  (i) any payment, discharge or satisfaction of any Liabilities of Seller, other than payments, discharges or satisfactions in the ordinary course of business.

            3.08. Properties; Leases; Tangible Assets.

                  (a) Schedule 3.08(a) sets forth a true and complete list of all real property owned by Seller in connection with the Business (the "Owned Real Property) such list setting forth the location of each parcel of Owned Real Property, the record owner thereof, the acreage and a brief description of the nature of the activities of Seller on such Owned Real Property. Seller has a good and valid title to, or in the case of leasehold properties or properties held under license and identified on Schedule 3.08(a) (the "Leased Real Property" and, collectively with the Owned Real Property, the "Real Property"), a good and valid leasehold or license interest in, all of the Real Property, which constitutes all of the real property used in the Business.

                  (b) Schedule 3.08(b) sets forth a true and complete list of all personal property leases or licenses (i) to which Seller is a party or by which Seller is bound, (ii) that are related to the Business and (iii) that provide for annual payments by Seller in excess of $10,000 or that contain other affirmative material obligations that cannot be terminated by Seller within 30 days (the "Personal Property Leases") and all leases or licenses of Leased Real Property that provide for annual payments by Seller in excess of $10,000 or that cannot be terminated by Seller within 30 days (the "Real Property Leases" and collectively with the Personal Property Leases, the "Leases") entered into in connection with the Business. With respect to the Leases, except as set forth on
Schedule 3.08(b), there exist no defaults by Seller, or, to the Knowledge of Seller, any default or threatened default by any lessor or third party thereunder, that has affected or could reasonably be expected to materially affect the rights and privileges thereunder of Seller. Except as set forth on
Schedule 3.08(b), assuming the Required Consents are obtained, all Leases to which a Seller is a party with non-Affiliates or by which it is bound may be assigned, transferred and conveyed to Buyer without default, penalty or modification thereof.

                  (c) Except as disclosed in 3.08(c) or Schedule 3.20(c), Seller has not received notice of any pending zoning or other land-use regulation proceedings or any proposed change in any Applicable Laws that could reasonably be expected to materially and detrimentally affect the use or operation of the Real Property, nor has Seller received notice of any special assessment proceedings affecting the Real Property, or applied for any change to the zoning or land use status of the Real Property.

            3.09. Sufficiency of and Title to the Transferred Assets. Seller has the right to sell, assign, transfer and convey, and upon consummation of the transactions contemplated by this Agreement, will have sold, assigned, transferred and conveyed, to Buyer all of the Transferred Assets free and clear of all Liens, except for Permitted Liens, which Transferred Assets constitute all of the properties and assets now held or employed by Seller in connection with the Business (other than the Excluded Assets). Except for the services performed for Nice by the SKF Shared Services Center, the SKF Data Center and the SKF Corporate Headquarters Group, all of which have been disclosed to Buyer, the Business is a going concern, and, with the transfer of the Transferred Assets to Buyer pursuant to this Agreement, Buyer will have all assets necessary to operate the Business as a going concern with all operations of the Business unimpaired in any material respect immediately after the Closing.

            3.10. Affiliates. Except as set forth in Schedule 3.10, neither Seller nor any principal stockholder of Seller or any officers or directors of Seller (or any immediate family member of any such officer or director):

            (a) now has or at any time subsequent to December 31, 1993, had, either directly or indirectly, an equity or debt interest in any Person which furnishes or sells or during such period furnished or sold services or products to Seller relating to Nice or purchases or during such period purchased from Seller any goods or services relating to Nice, or otherwise does or during such period did business with Seller relating to Nice of a material nature or amount; provided, however, that neither Seller, nor any stockholder of Seller nor any of Seller's officers and directors or other Affiliates shall be deemed to have such an interest solely by virtue of the ownership of less than five percent (5%) of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a national stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System; or

            (b) now is or at any time subsequent to December 31, 1993, was, a party to any contract, commitment or agreement relating to the Business to which Seller is or during such period was a party or under which Seller is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than through Seller.

            3.11. Inventory. Subject to any reserve therefor that is included in the 1995 Balance Sheet and except as disclosed in Schedule 3.11, the Inventory
(a) has been acquired or manufactured in the ordinary course of business, in accordance with Seller's normal inventory practices; (b) is of a quality usable (including processing into merchantable finished inventories for sale in the ordinary course of business), free of any material defect or deficiency in design, material or workmanship; (c) is in merchantable and undamaged condition and meets customer specifications; and (d) is not obsolete.

            3.12. Litigation. Except as disclosed on Schedule 3.12, (i) there are no actions, suits, hearings, arbitrations, proceedings (public or private) or governmental investigations that have been brought by or against any Governmental Authority or any other Person (collectively, "Proceedings") pending or, to Seller's Knowledge, threatened, against or affecting the Business or any of the Transferred Assets or which seek to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent Seller from complying with the terms and provisions of this Agreement; and (ii) there are no existing orders, judgments or decrees of any Governmental Authority affecting any of the Transferred Assets or the Business.

            3.13. Contracts.

                  (a) Schedule 3.13(a) sets forth a complete list of the following contracts, commitments and obligations (whether written or oral) of Seller that are in connection with the Business (collectively with the Leases and the Employment Agreements, the "Scheduled Contracts"):

                        (i) each Contract between Seller and (A) each present or former Nice Employee, (B) any supplier of services or products to Seller whose dollar volume of sales to Seller exceeded $25,000 in 1995, and (C) any Person in which the aggregate payments made or to be made to Seller under such Contract exceeded $25,000 in 1995;

                        (ii) each other agreement or arrangement of Seller that
      (y) requires the payment or incurrence of Liabilities or the rendering of services by Seller, subsequent to the date of this Agreement of more than $25,000 and (z) cannot be terminated by Seller within 30 days;

                        (iii) all Contracts relating to, and evidences of or guarantees of, or providing security for, indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

                        (iv) all partnership, joint venture or other similar Contracts, arrangements or agreements;

                        (v) to the extent that any of the following provide for annual payments by Seller in excess of $25,000 and cannot be terminated by Seller within 30 days, all license, distribution, commission, marketing, agent, franchise, technical assistance or similar agreements relating to or providing for the marketing and/or sale of the products or services to which Seller is a party or by which Seller is otherwise bound; and

                        (vi) all other contracts, commitments and obligations that are not in the ordinary course of the Business.

                  (b) Except as disclosed in Schedule 3.13(b), each Scheduled Contract and Subsequent Material Contract is a legal, valid and binding obligation of Seller and, to the Knowledge of Seller, each other party thereto, enforceable (except to the extent such enforceability may be limited by bankruptcy, equity and creditors' rights generally) against Seller and, to the Knowledge of Seller, each such other party in accordance with its terms, and neither Seller nor, to the Knowledge of Seller, any other party thereto is in material default or has failed to perform any material obligation thereunder. Complete and correct copies of each Scheduled Contract have been delivered to Buyer.

                  (c) Schedule 3.13(c) sets forth a list (by name, address and persons to contact) of the 10 largest customers of the Business for each of the 12-month periods ended December 31, 1995 and 1996, and the five primary vendors providing services to the Business for the 12-month period ended December 31, 1996 together with the approximate dollar amount of sales or services provided to Seller during said period and a summary description of the services provided by such vendors.

            3.14. Permits; Required Consents.

                  (a) Schedule 3.14(a) sets forth all material approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities and all other Persons necessary for the operation of the Transferred Assets or the Business in substantially the same manner as currently operated or affecting or relating in any way to the Business (the "Permits").

                  (b) Schedule 3.14(b) lists (i) each governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver (each, a "Required Governmental Approval") required under Applicable Law to be obtained by Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material Permit or otherwise, and (ii) each Scheduled Contract with respect to which the consent of the other party or parties thereto must be obtained by Seller by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach or default thereunder or any other change or modification to the terms thereof (each, a "Required Contractual Consent" and collectively with the Required Governmental Approvals, the "Required Consents"). Except as set forth in Schedule 3.14(a) or (b) each Permit is valid and in full force and effect in all material respects and, assuming the related Required Consents have been obtained prior to the Closing Date, are or will be transferable by Seller, and assuming the related Required Consents have been obtained prior to the Closing Date, none of the Permits will be terminated or become terminable or impaired in any material respect as a result of the transactions contemplated hereby.

            3.15. Compliance with Applicable Laws. Except as set forth in
Schedule 3.15, the operation of the Business by Seller and the condition of the Transferred

            Assets have not violated or infringed, and do not violate or infringe, any material Applicable Law, or any order, writ, injunction or decree of any Governmental Authority.

            3.16. Employment Agreements; Change in Control; and Employee
Benefits.

                  (a) Schedule 3.16(a) sets forth all Benefit Plans. Seller has made true and correct copies of all governing instruments and related agreements pertaining to such Benefit Plans available to Buyer.

                  (b) Except as set forth on Schedule 3.16(b) no individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

                  (c) No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt Prohibited Transaction, and neither Seller nor any ERISA Affiliates of Seller has pending, or to any of its Knowledge threatened, against it any claim for taxes under Chapter 43 of Subtitle D of the Code and Sections 5000 of the Code, or for penalties under ERISA Section 502(c),
(i) or (l), with respect to any Employee Benefit Plan nor, to the Knowledge of Seller, is there a basis for any such claim. No officer, director or employee of Seller has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan.

                  (d) There is no material claim pending or to the Knowledge of Seller threatened, involving any Benefit Plan by any Person against such plan or Seller or any ERISA Affiliate with respect to Nice. There is no pending or to the Knowledge of Seller threatened proceeding involving any Employee Benefit Plan before the IRS, the United States Department of Labor or any other Governmental Authority.

                  (e) Each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA and the Code including, but not limited to, all applicable reporting and disclosure requirements. Seller and each ERISA Affiliate have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and Applicable Law or required to be paid as expenses under such Benefit Plan, and Seller and each ERISA Affiliate shall continue to do so through the Closing.

                  (f) With respect to any Group Health Plans maintained by Seller or its ERISA Affiliates, Seller and its ERISA Affiliates have complied in all material respects with the provisions of Part 6 Subtitle B of Title I of ERISA and Section 4980B of the Code. Except as set forth on Schedule 3.16(f), Seller is not obligated to provide health care benefits of any kind to its retired employees pursuant to any Employee Benefit Plan, including without limitation any Group Health Plan, or pursuant to any agreement or understanding.

            3.17. Labor and Employment Matters.

                  (a) Except as set forth on Schedule 3.17(a), with respect to the Business, no collective bargaining agreement exists that is binding on Seller and, except as described on Schedule 3.17(a), no petition has been filed or proceedings instituted by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Schedule 3.17(a) describes any organizational effort related to the Business currently being made or, to Seller's Knowledge, threatened by or on behalf of any labor union to organize any employees of Nice.

                  (b) Except as set forth on Schedule 3.17(a), with respect to the Business, (i) there is no labor strike, dispute, slow down or stoppage pending or, to Seller's Knowledge, threatened against or directly affecting the Business, (ii) no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending, and no claims therefor exist; and (iii) neither Seller, nor of its Affiliates has received any notice or has any Knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding or breach of contract claim or action with respect to claims of, or obligations to, any employee or group of employees of Nice.

                  (c) With respect to the Business, Seller has complied and is currently complying, in all material respects, in respect of all employees of Nice, with all Applicable Laws respecting employment and employment practices and the protection of the health and safety of employees.

                  (d) With respect to the Business, all individuals who are performing or have performed services for Seller, or any Affiliate thereof and are or were classified by Seller or any Affiliate as "independent contractors" qualify for such classification under Section 530 of the Revenue Act of 1978 or
Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, in the aggregate, material.

                  (e) Schedule 3.17(e) sets forth all Employees of Nice receiving or seeking worker's compensation benefits, as well as the following for each such Employee: (i) brief description of the injury; (ii) weekly compensation; (iii) estimated benefit period; and (iv) estimate of medical and other expenses payable.

            3.18. Intellectual Property.

                  (a) Schedule 3.18(a) sets forth a complete and correct list of each patent, patent application and docketed invention, trademark, trade name, trademark or trade name registration or application, copyright or copyright registration or application for copyright registration, and each license or licensing agreement for any of the foregoing relating to any Transferred Asset or held by Seller with respect to the Business (the "Intellectual Property Rights").

                  (b) Except as disclosed in Schedule 3.18(b), Seller has not during the three years preceding the date of this Agreement been a party to any Proceeding, nor to the

Knowledge of Seller is any Proceeding threatened as to which there is a reasonable possibility of a determination adverse to Seller that involved or may involve a claim of infringement by any Person (including any Governmental Authority) of any Intellectual Property Right. Except as disclosed in Schedule 3.18(b), no Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Seller, or restricting the licensing thereof by Seller to any Person. The use of the Intellectual Property Rights does not conflict with, infringe upon or violate any patent, patent license, patent application, trademark, trade name, trademark or trade name registration, copyright, copyright registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, or any similar rights, of any Person.

                  (c) Except as set forth in Schedule 3.18(c), Seller either owns the entire right, title and interest in, to and under, or has the legally enforceable right to use all Transferred Assets.

            3.19. Advisory Fees. Except for Rothschild & Company (whose fees and expenses will be paid by Seller), there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Seller or its Affiliates who might be entitled to any fee, commission or reimbursement of expenses from Buyer or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

            3.20. Environmental Compliance.

                  (a) Except as disclosed in Schedule 3.20(a), Seller has obtained all material approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities, or from any other Person, that are required with respect to the Business or the Transferred Assets under any Environmental Law. Schedule 3.20(a) sets forth all permits, licenses and other authorizations issued under any Environmental Law to Seller relating to the Business or the Transferred Assets.

                  (b) Except as disclosed in Schedule 3.20(b), Seller is in compliance in all material respects with all terms and conditions of all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all Governmental Authorities (and all other Persons) required under any Environmental Law that is applicable to the Business or that relate to the Transferred Assets, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws.

                  (c) Except as disclosed in Schedule 3.20(c), there are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans relating to or in any way affecting the Business or the Transferred Assets that could reasonably be expected to prevent, or make materially more expensive, continued compliance with any Environmental Law by Buyer after the Closing, or that may give rise to any Environmental Liability, or otherwise form the basis of any claim, action, demand, suit, Proceeding, hearing, study or investigation (i) under any Environmental Law, (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any Hazardous Substance, or (iii) resulting from exposure to workplace hazards.

            3.21. Tax Matters.

                  Except as set forth on Schedule 3.21:

                  (a) Seller has timely filed all Tax Returns required to have been filed by it, and has paid or accrued all Taxes due to any taxing authority with respect to all taxable periods ending on or prior to the Closing Date, or otherwise attributable to all periods prior to the Closing Date; and all such Tax Returns are true, correct and complete in all respects. Seller is not currently the beneficiary of any extension of time within which to file any Tax Return.

                  (b) Seller has not received notice that the IRS or any other taxing authority has asserted against Seller any deficiency in Taxes or claim for additional Taxes in connection with any tax period. Except for liens arising from Taxes which are due but not yet payable, there are no liens for Taxes on any of Seller's assets.

                  (c) Seller has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party; and

                  (d) Seller has not been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

            3.22. Insurance. Schedule 3.22 sets forth a complete and correct list of all material insurance policies of any kind currently in force with respect to the Business (the "Insurance Policies"), including all "occurrence based" liability policies regardless of the periods to which they relate.
Schedule 3.22 sets forth for each Insurance Policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the period to which it relates, the deductibles and loss retention amounts and the amounts of coverage.

            3.23. Material Disclosures. No statement, representation or warranty made by Seller in this Agreement or in any certificate, statement, list, schedule or other document furnished or to be furnished to the Buyer hereunder contains, or when so furnished will contain, any untrue statement of a material fact, or fails to state, or when so furnished will fail to state, a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND RBC

            As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer and RBC hereby jointly and severally represent and warrant to Seller that:

            4.01. Organization and Existence. Each of Buyer and RBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. Each of Buyer and RBC is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary to carry on its business as now conducted, except for those jurisdictions where the failure to be so qualified has not been, and may not reasonably be expected to be, material.

            4.02. Corporate Authorization. The execution, delivery and performance by each of Buyer and RBC of this Agreement and the consummation by each of Buyer and RBC of the transactions contemplated hereby are within the corporate powers of each of Buyer and RBC and have been duly authorized by all necessary corporate action on the part of each of Buyer and RBC. This Agreement constitutes a legal, valid and binding agreement of each of Buyer and RBC, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

            4.03. Governmental Authorization. The execution, delivery and performance by each of Buyer and RBC of this Agreement require no action by, consent or approval of, or filing with, any Governmental Authority other than as set forth in this Agreement.

            4.04. Non-Contravention. The execution, delivery and performance by each of Buyer and RBC of this Agreement does not (a) contravene or conflict with the Certificate of Incorporation or Bylaws of Buyer or RBC, or (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any Applicable Law binding upon or applicable to Buyer or RBC.

            4.05. Advisory Fees. Except for Aurora Capital Partners L.P. (whose fees and expenses will be paid by Buyer), there is no investment banker, broker, finder or other intermediary or advisor that has been retained by or is authorized to act on behalf of Buyer or RBC who might be entitled to any fee, commission or reimbursement of expenses from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

            4.06. Litigation. There is no Proceeding pending against, or to the Knowledge of Buyer or RBC, threatened against or affecting, Buyer or RBC before any court or arbitrators or any governmental body, agency or official that in any matter challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                                    ARTICLE V

                               COVENANTS OF SELLER

            5.01. Conduct of the Business. From the date hereof until the Closing Date, Seller shall conduct the Business in the ordinary course and in substantially the same manner as it has prior to the date of this Agreement and agrees, with respect to the Business and other than in the ordinary course of business, not to enter into any material agreements or take any other significant actions without the prior written consent of Buyer, which shall not be unreasonably withheld or delayed. Seller shall use its reasonable efforts to preserve intact the Transferred Assets, the Business and the business organizations and relationships and goodwill of Seller with third parties and keep available the services of the present officers, employees, agents and other personnel of Seller relating to the Business. Without limiting the generality of this Section 5.01(a) and except as otherwise expressly provided in this Agreement, from the date hereof until the Closing Date:

                  (a) Seller will:

                     (i) (A) maintain the Transferred Assets in the ordinary course of business consistent with past practice in operating order and at least the condition in effect as of the date hereof, reasonable wear and tear excepted, (B) promptly repair, restore or replace any Transferred Assets in use on the date hereof except Transferred Assets sold in the ordinary course of business consistent with past practice, (C) upon any damage, destruction or loss to any of the Transferred Assets, apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of the Transferred Assets before such event, (D) use its reasonable efforts to obtain, prior to the Closing Date, all Required Consents, and (E) take all actions necessary to be in compliance with, and to maintain the effectiveness of, all material Permits;

                    (ii) comply with all material Applicable Laws;

                   (iii) promptly notify Buyer in writing of (A) any action, event, condition or circumstance, or group of actions, events, conditions or circumstances, that results in, or could reasonably be expected to result in, a Material Adverse Effect, other than changes in general economic conditions, (B) the commencement of any Proceeding by or against Seller, or Seller becoming aware of any threat, claim, action, suit, inquiry, proceeding, notice of violation, demand letter, subpoena, government audit or disallowance that could reasonably be expected to result in a Proceeding, and (C) the occurrence of any breach by Seller of any representation or warranty, or any covenant or agreement, contained in this Agreement.

                  (b) without Buyer's prior consent (which shall not unreasonably be withheld or delayed), Seller will not and will not agree to:

                        (i) purchase or otherwise acquire assets that would constitute Transferred Assets other than in the ordinary course of the Business;

                        (ii) sell, assign, lease, license, transfer or otherwise dispose of, or mortgage, pledge or encumber (other than with Permitted Liens), any of the Transferred Assets except (A) pursuant to existing obligations of Seller as set forth in Schedule 3.08 or (B) in the ordinary course of the Business;

                        (iii) enter any agreement or arrangement that requires or allows payment, acceleration of payment or incurrence of Liabilities relating to the Business, or the rendering of services by Seller outside the ordinary course of the Business;

                        (iv) amend or modify in any material respect or terminate any Scheduled Contract or any other Contract entered into by Seller after the date hereof which, if in existence on the date hereof, would be required to be set forth in the Schedule 3.13(a) as a Scheduled Contract (each, a "Subsequent Material Contract");

                        (v) make or commit to make any capital expenditure, or group of related capital expenditures relating to the Business, in excess of $25,000, other than (A) capital expenditures set forth on Schedule 5.01(b) and (B) capital expenditures expressly required under any Scheduled Contract;

                        (vi) enter into or commit or propose to enter into any Subsequent Material Contract; and

                        (vii) (A) increase the rate or terms of compensation payable or to become payable to any Employee except in the ordinary course of business, (B) pay or agree to pay any pension, retirement allowance or other employee benefit to an Employee not provided for by any Employee Plan, Benefit Arrangement or Employment Agreement set forth in the Schedules hereto, (C) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, continuation pay, termination pay, retirement or other employee benefit plan, agreement or arrangement for Employees, or increase the rate or terms of any Employee Plan or Benefit Arrangement, (D) enter into any employment agreement with or for the benefit of any Employee, or (E) increase the rate of compensation under or otherwise change the terms of any Employment Agreement set forth in Schedule 3.16(a).

            5.02. Access to Information. Subject to compliance with Applicable Laws, from the date hereof until the Closing Date, Seller will promptly: (a) give Buyer and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records relating to the Business and the Transferred Assets upon reasonable prior notice, (b) furnish to Buyer and its counsel, financial advisors, auditors and other authorized representatives such information relating to the Business or the Transferred Assets as Buyer may reasonably request and (c) instruct the directors, officers, employees, counsel, auditors and financial advisors of Seller to cooperate with Buyer and its counsel, financial advisors, auditors and other authorized representatives in their investigation of the Business and the Transferred Assets. Such investigation shall include, but shall not be limited to:

                  (i) A review of the business and operations of the Business;

                  (ii) A review of the financial statements and related work papers and tax returns and any tax audits, other Governmental Authority audits or internal audits of Seller;

                  (iii) An environmental review as to the presence and nature of any hazardous materials in or on any of the Real Property; and

                  (iv) A standard legal due diligence examination relating to
            Seller and the Business.

            5.03. Compliance with Terms of Required Governmental Approvals and Required Contractual Consents. On and after the Closing Date, Seller shall comply at its own expense with all conditions and requirements affecting Seller set forth in (a) all Required Governmental Approvals as necessary to keep the same in full force and effect assuming continued compliance with the terms thereof by Buyer and (b) all Required Contractual Consents as necessary to keep the same effective and enforceable against the Persons giving such Required Contractual Consents assuming continued compliance with the terms thereof by Buyer.

            5.04. Maintenance of Insurance Policies. On and after the date hereof (including after the Closing Date), Seller shall not take or fail to take any action if such action or inaction, as the case may be, would adversely affect the applicability of any insurance in effect on the date hereof that covers all or any part of the Transferred Assets or the Business with respect to the period of time ending on the Closing Date. Notwithstanding the foregoing, Seller shall not have any obligation to make any monetary payment to maintain the effectiveness of any such insurance policy after the Closing Date.

            5.05. Confidentiality.

                  (a) Seller will, and will cause their representatives to, treat any data and information obtained with respect to Buyer, RBC or any of their Affiliates from any representative, officer, director, or employee of Buyer or RBC, or from any books or records of Buyer or RBC in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Seller or its Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation, (ii) information that may be required to be disclosed by Applicable Law or (iii) information required to be disclosed to obtain any Required Consents.

                  (b) In the event that the Closing fails to take place and this Agreement is terminated, Seller, upon the written request of Buyer or RBC, will, and will cause its representatives to, promptly deliver to Buyer or RBC any and all documents or other materials furnished by Buyer or RBC or any of their Affiliates to Seller in connection with this Agreement without retaining any copy thereof. In the event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Buyer or RBC to Seller, shall be destroyed by Seller or shall be returned to Buyer or RBC, and Seller shall confirm to Buyer in writing that all such materials have been returned or destroyed. No failure or delay by Buyer or RBC in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  (c) The parties hereto recognize and agree that in the event of a breach of this Section 5.05, money damages would not be an adequate remedy to Buyer, RBC or their Affiliates for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained therefrom. Accordingly, if there should be a breach or threatened breach of provisions of this Section 5.05, Buyer, RBC and their Affiliates shall be entitled to an injunction restraining Seller from any breach without showing or proving actual damage sustained by Buyer, RBC or their Affiliates, as the case may be. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Buyer, RBC and their Affiliates may otherwise have under Applicable Law.

            5.06. Taxes.

                  (a) All sales, value added and use Taxes imposed in connection with the sale of the Transferred Assets shall be borne by Buyer. Real property transfer Taxes imposed in connection with the sale of the Transferred Assets shall be borne equally by Buyer and Seller.

                  (b) Seller agrees that no new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the Transferred Assets shall be made after the date of this Agreement without the prior written consent of Buyer.

                  (c) The Buyer and Seller shall (i) provide to each other such assistance as may reasonably be requested in connection with the preparation of any Tax Return relating to the Business and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes relating to the Business, (ii) retain all records or other information that may be relevant to the preparation of any Tax Returns relating to the Business, or the conduct of any audit or examination, or other tax proceeding relating to the Business, and
(iii) retain all relevant documents, including prior year's Tax Returns relating to the Business, supporting work schedules and other records or information that may be relevant to such returns and shall not destroy or otherwise dispose of any such records without the prior written consent of the other party.

                  (d) Seller shall provide Buyer with a FIRPTA certificate or similar document in order to relieve Buyer of any obligations to withhold any portion of the Purchase Price.

                  (e) Pursuant to Section 1445(b)(2) of the Code, Seller shall furnish Buyer an affidavit, stating under penalty of perjury Seller's United States taxpayer identification number and that Seller is not a foreign person.

            5.07 Accounts Receivable and Accounts Payable.

                  (a) From and after the Closing Date, Seller shall (i) pay or cause to be paid all accounts payable that constitute Assumed Liabilities, to the extent that Seller receives invoices for such payables, and (ii) collect or cause to be collected all accounts receivable that constitute Transferred Assets, to the extent that Seller has sent invoices for such receivables to the payor. Such payments shall be made in a timely manner and such collections shall be made in accordance with past practices and in no event in other than a commercially reasonable manner.

                  (b) Within three days after the end of each month, Seller shall deliver to Buyer a statement setting forth the accounts payable paid by Seller and the accounts receivable collected by Seller during such month pursuant to Section 5.07(a). If the receivables collected exceed the payables paid, Seller shall include with the statement a check in the amount of such excess. If the receivables collected are less than the payables paid, Buyer shall, within three days after its receipt of the statement, deliver to Seller a check in the amount of such shortfall.

            5.08 Oil/Water Separator Replacement or Repair. Within 45 days of the Closing Date, Seller shall undertake, at Seller's sole expense, to replace or repair the oil/water separator located outside the Southeastern wall of the Nice facility in Kulpsville, Pennsylvania. Such repairs shall be undertaken pursuant to the repair plan referenced in Schedule 5.08 to this Agreement, which repair plan has been approved by Buyer. Should the repairs described in the plan referenced in Schedule 5.08 be inadequate to prevent leakage to the subsurface, Seller shall, at its sole expense, make additional repairs or, if required, replace the oil/water separator. Any releases of Hazardous Substances from such oil/water separator occurring prior to Seller's replacement or repair of this equipment shall not be considered to have arisen out of "actions or inaction of Buyer after the Closing Date" for purposes of Section 2.04(c) of this Agreement.

            5.09. Supply of Steel from Ovako. Seller covenants and agrees that, for a period commencing on the Closing Date and ending on the second anniversary thereof, it will cause its affiliate, Ovako Steel, Inc. ("Ovako"), to continue to sell to Buyer the types of steel products that Ovako has supplied to Nice prior to the date hereof on terms and conditions similar to the terms and conditions governing transactions between Ovako and Seller in respect of such or similar types of steel that are prevailing at the time such sales transactions are entered into between Ovako and Buyer.

                                   ARTICLE VI

                           COVENANTS OF BUYER AND RBC

            6.01. Confidentiality.

                  (a) Buyer and RBC will, and will cause their representatives to, treat any data and information obtained with respect to Seller from any representative, officer, director or employee of Seller, or from any books or records of Seller in connection with this Agreement, confidentially and with commercially reasonable care and discretion, and will not disclose any such information to third parties; provided, however, that the foregoing shall not apply to (i) information in the public domain or that becomes public through disclosure by any party other than Buyer or RBC or their Affiliates or representatives, so long as such other party is not in breach of a confidentiality obligation, (ii) information that may be acquired to be disclosed by Applicable Law, (iii) information required to be disclosed to obtain any Required Consents; (iv) any information that is disclosed by Buyer or RBC or their Affiliates to any of their actual or prospective lenders or investors in connection with financing the transactions contemplated by this Agreement; or (v) any information that is disclosed by Buyer or RBC after the Closing shall have occurred; provided, however, that in the event the Closing has occurred, this Section 6.01(a) shall cease to be effective with respect to any data and information obtained with respect to the Business.

                  (b) In the event that the Closing fails to take place and this Agreement is terminated, Buyer and RBC, upon the written request of Seller, will, and will cause their representatives to, promptly deliver to Seller any and all documents or other materials furnished by Seller to Buyer or RBC in connection with this Agreement without retaining any copy thereof. In event of such request, all other documents, whether analyses, compilations or studies, that contain or otherwise reflect the information furnished by Seller to Buyer or RBC, shall be destroyed by Buyer or RBC or shall be returned to Seller, and Buyer and RBC shall confirm to Seller in writing that all such materials have been returned or destroyed. No failure or delay by Seller in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

                  (c) The parties hereto recognize and agree that in the event of a breach of this Section 6.01, money damages would not be an adequate remedy to Seller for such breach and, even if money damages were adequate, it would be impossible to ascertain or measure with any degree of accuracy the damages sustained by Seller therefrom. Accordingly, if there should be a breach or threatened breach of provisions of this Section 6.01, Seller shall be entitled to an injunction restraining Buyer or RBC from any breach without showing or proving actual damage sustained by Seller. Nothing in the preceding sentence shall limit or otherwise affect any remedies that Seller may otherwise have under Applicable Law.

            6.02. Worker's Compensation Reimbursement. Buyer shall reimburse Seller for any worker's compensation benefits paid by Seller after the Closing Date to any Nice Employee (a) identified on Schedule 3.17(e) with respect to the injury set forth on such schedule or (b) with respect to any injury incurred but not reported as of the Closing Date, provided that Buyer shall have no obligation to reimburse Seller for (i) the first $1,500,000 of such benefits paid by Seller after the Closing Date and (ii) any benefits that are not documented consistent with past practices. In calculating the amount of benefits paid by Seller pursuant to clause (i) of the preceding sentence, the amount paid shall be reduced by any reimbursement payments received by Seller from any insurance. Buyer shall be entitled to receive copies of all documents relating to all worker's compensation claims that are subject to this Section 6.02.

            6.03. Sales and Use Tax Permits. Prior to the Closing, Buyer shall obtain such sales and use tax permits as are required by Applicable Law and shall provide Seller with valid sales/use tax exemption certificates covering the inventory and manufacturing equipment included among the Transferred Assets.

                                   ARTICLE VII

                            COVENANTS OF ALL PARTIES

            7.01. Further Assurances. Subject to the terms and conditions of this Agreement, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Buyer, RBC and Seller agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Following the Closing, Buyer shall make the employees and records of Nice reasonably available to Seller during normal business hours, at no charge to Seller other than for out of pocket expenses incurred by Buyer for items such as photocopying or travel, for the purposes of providing accounting information reasonably required by Seller, providing testimony or information in connection with any legal proceeding or for any other appropriate purpose arising out of Seller's ownership and operation of the Business.

            7.02. Certain Filings. The parties hereto shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required or reasonably appropriate, or any action, consent, approval or waiver from any party to any Contract is required or reasonably appropriate, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any such actions, consents, approvals or waivers. Without limiting the foregoing, the parties hereto shall each promptly complete and file all reports and forms, and respond to all requests or further requests for additional information, if any, as may be required or authorized under the HSR Act.

            7.03. Public Announcements. Up to (and including) the Closing Date, the parties agree that they will not make any disclosure with respect to this Agreement or the transactions contemplated hereby or cause to be publicized in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise any aspect of this Agreement or the transactions contemplated hereby without prior written notice to and approval of the other parties hereto, unless such party reasonably concludes that such release of information is required by applicable law or stock exchange regulations, and the parties hereto cannot reach agreement upon a mutually acceptable form of release. Notwithstanding the foregoing, the parties hereto may, on a confidential basis, advise their respective agents, accountants, attorneys and financing sources with respect to the contents of this Agreement and the transactions contemplated hereby.

            7.04. Administration of Accounts. All payments and reimbursements made in the ordinary course by any third party in the name of or to Seller or any Affiliate thereof in connection with or arising out of the Transferred Assets, the Business or the Assumed Liabilities after the Closing Date shall be held by Seller or such Affiliate in trust for the benefit of Buyer and, immediately upon receipt by Seller or any such Affiliate of any such payment or reimbursement, Seller shall pay, or cause to be paid, over to Buyer the amount of such payment or reimbursement without right of set off.

            7.05. [Intentionally omitted.]

            7.06. Bulk Sales Laws. Buyer waives compliance by Seller with the provisions of (i) Pennsylvania's Department of Revenue Bulk Sales ten-day written notification requirement and (ii) all applicable provisions of Article 6 of the Uniform Commercial Code as adopted in any state relating to bulk sales. Seller shall indemnify Buyer for any taxes owed to the Commonwealth of Pennsylvania arising out of Seller's failure to comply with the notification requirement referred to in the preceding sentence. It is understood and agreed that nothing contained in this Section 7.06 is intended to relieve Buyer of its obligations described in Section 5.06(a).

            7.07. Employees and Employee Benefit Matters.

                  (a) Effective as of the Closing, each employee of the Business who is actively employed in the Business on the Closing and not on layoff, leave of absence, workman's compensation leave or any other leave other than normal vacation will cease to be an employee of Seller and will become an employee of Buyer ("Transferred Employee"). Seller will neither employ nor offer employment to any Transferred Employee during the eighteen (18) month period following the Closing without the prior written consent of Buyer. Any employee of the Business at the Closing who is not a Transferred Employee at such time by reason of not being actively employed in the Business will cease to be an employee of Seller and will become an employee of Buyer effective as of the date he or she returns to the Business from layoff or leave, as the case may be, and such employee shall become a Transferred Employee effective as of such date.

                  (b) Seller currently maintains the following pension plans covering employees of the Business: the Pension Plan for Salaried Employees of SKF USA Inc. (the "Salaried Plan") covering designated salaried and other employees of Seller, including salaried employees of the Business, and the Pension Plan for Hourly Employees of SKF USA Inc. ("Seller's Union Plan") covering hourly employees of the Business who are represented by the Union.

                        (i) With respect to the Salaried Plan:

                              (1) Within thirty (30) days after, and effective
as of, the Closing, Seller shall execute such amendments to the Salaried Plan as are necessary to provide that: (i) any individual, including a Transferred Employee, who is an employee of the Business immediately prior to the Closing and who is covered by the Salaried Plan (a "Salaried Plan Employee") shall cease to be covered by the Salaried Plan as of the Closing except as to benefits accrued prior to the Closing; and (ii) the accrued benefit under the Salaried Plan of any Salaried Plan Employee shall become fully vested as of the Closing. To the extent permitted by law, each Salaried Plan Employee shall be deemed to have terminated employment with the Seller as of the Closing for purposes of the Salaried Plan, and the vested accrued benefit of each such Employee shall thereafter be distributable in accordance with the terms of the Salaried Plan.

                              (2) There shall be no transfer of assets or
liabilities of the Salaried Plan to any retirement plan maintained by Buyer; neither Buyer nor any of its affiliates shall become a sponsor of, or otherwise maintain, the Salaried Plan; and Buyer acknowledges that neither Buyer nor any of its affiliates shall have any right, title, or interest in any of the assets of the Salaried Plan.

                        (ii) With respect to Seller's Union Plan:

                              (1) Within thirty (30) days after, and effective
as of, the Closing, Seller shall execute such amendments to Seller's Union Plan as are necessary to provide that any Transferred Employee who is covered by Seller's Union Plan (a "Union Plan Employee") and any other individual who is an employee of the Business immediately prior to the Closing and who is covered by Seller's Union Plan shall cease to be covered by Seller's Union Plan as of the Closing, except (to the extent required by Section 7.07(b)(ii)(5) or not inconsistent with Section 7.07(b)(ii)(3)) as to benefits accrued prior to the Closing.

                              (2) As soon as practicable after (and no later
than 30 days after), and effective as of, the Closing, Buyer shall establish a defined benefit pension plan and trust ("Buyer's Union Plan") for the benefit of the Union Plan Employees, which shall be intended to qualify and to be exempt from tax under sections 401(a) and 501(a) of the Code, and Buyer shall apply to the Internal Revenue Service for a determination letter with respect thereto. Buyer's Union Plan shall cover the Union Plan Employees as of the Closing or, in the case of any Union Plan Employee who becomes a Transferred Employee after the Closing by reason of the last sentence of Section 7.07(a), as of the date such employee becomes a Transferred Employee, and shall provide such participants with benefits substantially similar to those provided by Seller's Union Plan. Buyer's Union Plan shall provide the Union Plan

Employees full credit for eligibility, vesting, and (except with respect to any of such employees who make the election described in Section 7.07(b)(ii)(5)) benefit accrual purposes with respect to all service with Seller to the extent such service was credited under the terms of Seller's Union Plan.

                              (3) As soon as practicable following Seller's
receipt of written evidence of the adoption of Buyer's Union Plan and of a copy of a favorable determination letter issued by the Internal Revenue Service with respect to Buyer's Union Plan, and except as otherwise provided in Section 7.07(b)(ii)(5), Seller shall direct the trustees of Seller's Union Plan to transfer from the trust under Seller's Union Plan to the trust under Buyer's Union Plan an amount which shall be determined by a certified actuary designated by the Seller ("Seller's Actuary") and reasonably acceptable to an actuary designated by the Buyer ("Buyer's Actuary") equal to: (i) the present value of all accrued benefits, including ancillary benefits, under Seller's Union Plan as of the Closing with respect to the Union Plan Employees (other than those making the election described in Section 7.07(b)(ii)(5)); plus (ii) interest accrued from the Closing to the date of transfer on the amount described in clause (i), at a rate equal to 7 1/2 percent per annum, from the Closing to the date of transfer; less (iii) the amount of any benefit payments made to the Union Plan Employees (other than those making the election described in Section 7.07(b)(ii)(5)) from Seller's Union Plan after the Closing and prior to the date of the transfer to Buyer's Union Plan, adjusted (as the interest rate described in clause (ii) above) to reflect the time of such payments, and reasonable administrative costs and expenses incurred during such period. The calculation of the present value of the benefits described in clause (i) above shall be determined using assumptions described on Schedule 7.07(b). Notwithstanding any other provision in this Section 7.07(b)(ii)(3), the amount of assets to be transferred pursuant to this Section 7.07(b)(ii)(3), shall satisfy the requirements of section 414(1) of the Code and section 208 of the Employee Retirement Income Security Act of 1974.

                              (4) At the time of transfer of the amount set
forth in Section 7.07(b)(ii)(3) and except as otherwise provided in Section 7.07(b)(ii)(5), Buyer and Buyer's Union Plan shall assume all liabilities for all accrued benefits, including all ancillary benefits, under Seller's Union Plan in respect of the Union Plan Employees, and Seller and Seller's Union Plan shall be relieved of all liabilities for such benefits, including any liability under any collective bargaining agreement to provide such benefits. Upon the transfer of assets in accordance with Section 7.07(b)(ii)(3), Buyer agrees to indemnify and hold harmless Seller, its officers, directors, employees, agents, and affiliates from and against any and all costs, damages, losses, expenses, or other liabilities arising out of or related to Buyer's obligations under this
Section 7.07(b)(ii) or Buyer's Union Plan, including benefits accrued by the Union Plan Employees prior to the Closing which are to be provided by Buyer's Union Plan; provided, however, that Buyer shall not indemnify or hold harmless such parties with respect to any costs, damages, losses, expenses, or other liabilities that result, directly or indirectly, from violations of law by such parties which occurred prior to the Closing.

                              (5) Notwithstanding any other provision of this
Section 7.07(b)(ii) to the contrary, there shall be no transfer under this
Section 7.07(b)(ii) of any assets or liabilities with respect to the vested accrued benefit of any of the Union Plan

Employees who are eligible for retirement benefits as of the Closing Date under Seller's Union Plan and who so elect by notifying Seller in writing within 30 days after the Closing. To the extent permitted by Applicable Law, each such employee shall be deemed to have terminated employment with the Seller as of the Closing for purposes of Seller's Union Plan, and his vested accrued benefit shall thereafter be distributable in accordance with the terms of Seller's Union Plan.

                              (6) Seller and Buyer shall provide each other with
such records and information as may be necessary or appropriate to carry out their obligations under this Section 7.07(b)(ii) or for the purposes of administering Buyer's Union Plan (including, without limitation, schedules of the Union Plan Employees and their service credits and accrued benefits under the Seller's Union Plan), and they shall cooperate in the filing of documents required in connection with the transfer of assets and liabilities described herein. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of any Form 5310-A required in connection therewith.

                  (c) Seller currently maintains the Pre-Tax Accumulation of Capital for Employees Plan ("Seller's 401(k) Plan") for its eligible employees, including eligible employees of the Business. With respect to Seller's 401(k)
Plan:

                        (i) Within thirty (30) days after, and effective as of, the Closing, Seller shall execute such amendments to Seller's 401(k) Plan as are necessary to provide that: (1) any individual, including a Transferred Employee, who is an employee of the Business immediately prior to the Closing and who is covered by Seller's 401(k) Plan (a "401(k) Plan Employee") shall cease to be covered by Seller's 401(k) Plan as of the Closing except as to benefits accrued with respect to periods prior to the Closing; and (2) the accrued benefit under Seller's 401(k) Plan of any 401(k) Plan Employee shall, to the extent permitted by Applicable Law, be distributable to such employee after the Closing in accordance with Code section 401(k)(10) and Treas. Reg. ss.ss. 1.401(k)-1(d)(1)(iv) and 1.401(k)-1(d)(4).

                        (ii)  Buyer's   401(k)  Plan  shall  accept  a  direct
rollover of any amount distributable from Seller's 401(k) Plan to any 401(k) Plan Employee who becomes an employee of Buyer at or after the Closing and who elects to have such direct rollover made in accordance with the provisions of Seller's 401(k) Plan and applicable law.

                        (iii) Except as otherwise specifically provided in this Section 7.07(c), there shall be no transfer of assets or liabilities of Seller's 401(k) Plan to any retirement plan maintained by Buyer; neither Buyer nor any of its affiliates shall become a sponsor of, or otherwise maintain, Seller's 401(k) Plan; and Buyer acknowledges that neither Buyer nor any of its affiliates shall have any right, title, or interest in any of the assets of Seller's 401(k) Plan.

                  (d) Seller will provide former salaried and hourly employees of the Business who retire prior to the Closing with medical benefit coverage under Seller's applicable retiree medical benefit plans, which plan shall be the secondary payor with respect to any plan, arrangement, or agreement under which such an individual may be covered pursuant to Section 7.07(e)(ii), 7.07(f)(ii), or 7.07(f)(iii).

                  (e) With respect to salaried employees of the Business:

                        (i) As of the Closing, Buyer will provide salaried Transferred Employees (other than those described in Section 7.07(d)) with medical benefit coverage under Buyer's standard medical benefit plan for its salaried employees; provided that after the Closing, Buyer shall otherwise have no obligation to provide such employees with any level of medical benefit coverage.

                        (ii) Buyer will not provide medical benefit coverage to any salaried employee of the Business described in Section 7.07(d) who has again become an employee of the Business at or after the Closing except as specifically provided by agreement between Buyer and such employee.

                  (f) With respect to hourly employees of the Business:

                        (i) As of the Closing, Buyer will provide hourly Transferred Employees (other than those described in Section 7.07(d)) with medical benefit coverage pursuant to the terms of the Union Contract under a medical benefit plan or plans established or maintained by Buyer.

                        (ii) Buyer will provide an hourly employee of the Business described in Section 7.07(d) who has again become an employee of the Business at or after the Closing with medical benefit coverage pursuant to the terms of the Union Contract (subject to any modification thereof as agreed to by Buyer and the Union).

                        (iii) Buyer will provide hourly Transferred Employees who retire at or after the Closing with retiree medical benefit coverage pursuant to the terms of the union contract applicable to such hourly employees at the time of their retirement under a retiree medical benefit plan or plans established or maintained by Buyer. The amount of Seller's liability for such coverage attributable to the period prior to the Closing (which amount shall reduce the purchase price under this Agreement) shall be $226,496.

                   (g) Except as otherwise specifically provided in this Sections 7.07(d)-(f), each party reserves the right to change its employee and retiree medical benefits plans in the future when and as it deems appropriate.

                   (h) Seller will provide former employees of the Business who retire prior to the Closing with life insurance coverage under Seller's retiree life insurance benefit plans.

                   (i) As of the Closing, Buyer will provide salaried Transferred Employees with coverage under Buyer's standard life insurance benefit plans for its salaried employees; provided that after the Closing, Buyer shall otherwise have no obligation to provide such employees with any level of life insurance benefits.

                   (j) Buyer will provide hourly Transferred Employees with life insurance coverage pursuant to the terms of the Union Contract under a life insurance plan or plans established or maintained by Buyer.

                   (k) Except as otherwise provided in Sections 7.07(h)-(j), each party reserves the right to change its employee and retiree life insurance plans in the future when and as it seems appropriate.

                   (l) As of the Closing, Buyer will provide salaried Transferred Employees with coverage under Buyer's standard vacation benefit plan for its salaried employees (provided that the eligibility for vacation benefits shall be determined solely under the terms of Buyer's vacation benefit plan for such employees). Seller will have no obligation to make any payment to such employees after the Closing with respect to any vacation pay entitlement.

                   (m) As of the Closing, Buyer will assume all obligations of Seller to hourly Transferred Employees for accrued vacation under the Union Contract. Seller will have no obligation to make any payment to such employees after the Closing with respect to any vacation pay entitlement.

                   (n) Seller will bear the entire cost and expense of any severance payments payable under the terms of any applicable severance plan maintained by Seller to employees of the Business whose employment with the Business is terminated by Seller before the Closing even if such employees thereafter become employees of Buyer. Buyer will bear the entire cost and expense of severance payments payable to employees of the Business whose employment with the Business is terminated by Buyer at or after the Closing, and such payments are to be paid and determined solely in accordance with Buyer's severance plan or policy.

                   (o) Between the date hereof and the Closing, the parties will negotiate in good faith their respective obligations to employees of the Business under other employee benefit plans maintained by Seller and by Buyer.

            7.08. Trademark License.

                  (a) Grant. Buyer hereby grants to Seller the exclusive and nontransferable right and license to use the trademark "NICE" (the "Trademark") in all countries of the world except the United States, Canada and Mexico (the "Territory") in connection with the manufacture, use and sale of antifriction bearings (the "Goods").

                  (b) Term. The license granted shall remain in full force until the termination or expiration of the Sales and Supply Agreement referred to in
Section 8.01(g).

                  (c) Extent of License. The right granted in Section 7.08(a) shall not be transferable without the consent of Buyer, provided, however, that Seller shall have the right to use the Trademark and to sublicense its use to Seller's affiliates in the Territory.

                  (d) Maintenance of Trademark. Buyer shall have no obligation to register or maintain the Trademark in the Territory.

                  (e) Indemnity. Except for Goods manufactured by or for Buyer and sold to Seller pursuant to the Sales and Supply Agreement referred to in
Section 8.01(g), which shall be governed by the terms of such agreement, Buyer assumes no liability to Seller or to third parties with respect to the performance characteristics of the Goods manufactured or sold by Seller under the Trademark or arising out of the use of the Trademark in the Territory and Seller hereby indemnifies and holds harmless Buyer against all losses, damage and expenses, including attorneys' fees, incurred as a result of or related to claims arising out of the manufacture or sale of the Goods or the use of the Trademark (including, without limitation, any losses, damages and expenses that Buyer may incur in connection with any claims that the Trademark infringes another trademark in the Territory).

                  (f) Seller acknowledges Buyer's exclusive right, title, and interest in and to the Trademark and will not at any time do or cause to be done any act contesting or in any way impairing or tending to impair any part of such title, title and interest. Upon termination or expiration of the Sales and Supply Agreement, Seller will cease and desist from all use of the Trademark in any way. Buyer reserves the right, for itself and its affiliates, to use the Trademark both inside and outside the Territory.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

            8.01. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated hereby is subject to the satisfaction of each of the following conditions:

                  (a) (i) Seller shall have performed and satisfied in all material respects each of its material obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date, (ii) each of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made and shall contain no misstatement or omission that would make any such representation or warranty materially misleading when made and shall be true and correct in all material respects, and shall not contain any misstatement or omission that would make any such representation or warranty materially misleading, at and as of the Closing Date with the same force and effect as if made as of the Closing Date and (iii) Buyer shall have received certificates signed by a duly authorized executive officer of Seller to the foregoing effect and to the effect that to the Knowledge of such officer the conditions specified within this Section 8.01 have been satisfied.

                  (b) All material Required Governmental Approvals for the transactions contemplated by this Agreement shall have been obtained without the imposition of any conditions that are or would become applicable to the Business, the Transferred Assets or Buyer (or any of its Affiliates) after the Closing that Buyer in good faith reasonably determines would be materially burdensome upon the Business, the Transferred Assets or Buyer (or any of its Affiliates) or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date. All such Required Governmental Approvals shall be in effect, and no Proceedings shall have been instituted or threatened by any Governmental Authority with respect thereto as to which, in Buyer's good faith opinion, there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval; all applicable waiting periods with respect to such Required Governmental Approvals shall have expired; and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                  (c) All material Required Contractual Consents shall have been obtained without the imposition of any conditions that are or would become applicable to the Business, the Transferred Assets, Buyer or any of its Affiliates after the Closing that Buyer in good faith determines would be materially burdensome upon the Business, the Transferred Assets, Buyer or any of its Affiliates or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date. All such Required Contractual Consents (and with respect to the Subsequent Material Contracts, such other consents as may be required) shall be in effect. All conditions and requirements prescribed by any Required Contractual Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Contractual Consents (and all such other consents) are effective and enforceable, and will remain effective and enforceable against the Persons giving such Required Contractual Consents (and such other consents) assuming continued compliance with the terms thereof.

                  (d) The transactions contemplated by this Agreement and the consummation of the Closing shall not violate any material Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer and exchange contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person (i) challenging or in any manner seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing, or to impose conditions that Buyer in good faith determines would be materially burdensome upon the Business, the Transferred Assets, Buyer or any of its

Affiliates or their respective businesses substantially as such businesses have been conducted prior to the Closing Date or as said businesses, as of the date hereof, would be reasonably expected to be conducted after the Closing Date.

                  (e) Since the date hereof, there shall not have been any event, occurrence, development or state of circumstances or facts or change in the Transferred Assets or the Business (including any damage, destruction or other casualty loss, but excluding any event, occurrence, development or state of circumstances or facts or change resulting from changes in general economic conditions) affecting the Business or any Transferred Asset that has had or that may be reasonably expected to have, either alone or together with all such events, occurrences, developments, states of circumstances or facts or changes, a Material Adverse Effect.

                  (f) Seller shall have executed and delivered to Buyer a Sales and Supply Agreement in the form attached hereto as Exhibit B.

                  (g) Seller shall have executed and delivered to Buyer an Interim Services Agreement in the form attached as Exhibit C.

                  (h) Buyer shall have received an opinion of counsel from Allen
G. Belenson, Esq. in the form attached hereto as Exhibit D.

                  (i) Buyer shall be reasonably satisfied that there has been no material degradation of the Transferred Assets since the completion by Buyer of its inspection of the Transferred Assets.

                  (j) Buyer shall have completed its customary due diligence as contemplated by Section 5.02 and Buyer shall be satisfied, in its reasonable judgment, with both the quantity and the substance of the information provided to it.

                  (k) Seller shall have executed and delivered a bill of sale, grant deed and such other documents of assignment, transfer and conveyance as Buyer shall reasonably request to transfer all right, title and interest of Seller in and to the Transferred Assets to Buyer.

            8.02. Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions contemplated hereby is subject to the satisfaction of each of the following conditions:

                  (a) (i) Buyer shall have performed and satisfied in all material respects each of its material obligations hereunder required to be performed and satisfied by it on or prior to the Closing Date, and the aggregate effect of all failures to perform or satisfy all obligations of Buyer on or prior to the Closing Date shall not be materially adverse to Seller; (ii) the representations and warranties of Buyer contained in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date, as if made at and as of such date and (iii) Seller shall have received a certificate signed by a duly authorized executive officer of

Buyer to the foregoing effect and to the effect that to such officer's Knowledge the conditions specified within this Section 8.02 have been satisfied.

                  (b) All material Required Governmental Approvals for the transactions contemplated by this Agreement shall have been obtained without the imposition of any conditions that are or would become applicable to Seller or any of its Affiliates after the Closing that Seller in good faith reasonably determines would be materially burdensome upon such Person. All such Required Governmental Approvals shall be in effect, and no Proceedings shall have been instituted or threatened by any Governmental Authority with respect thereto as to which, in Seller's good faith opinion, there is a material risk of a determination that would terminate the effectiveness of, or otherwise materially and adversely modify the terms of, any such Required Governmental Approval. All applicable waiting periods with respect to such Required Governmental Approvals shall have expired, and all conditions and requirements prescribed by Applicable Law or by such Required Governmental Approvals to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that all such Required Governmental Approvals are, and will remain, in full force and effect assuming continued compliance with the terms thereof after the Closing.

                  (c) All material Required Contractual Consents shall have been obtained without the imposition of any conditions that are or would become applicable to Seller. All such Required Contractual Consents (and with respect to the Subsequent Material Contracts, such other consents) shall be in effect, and no Proceeding shall have been instituted or threatened with respect thereto that, in Seller's good faith judgment, creates a material risk that any material Liability will be imposed on Seller. All conditions and requirements prescribed by any such Required Contractual Consent (or any such other consent) to be satisfied on or prior to the Closing Date shall have been satisfied to the extent necessary such that no material Liability will be imposed on Seller.

                  (d) The sale and transfer contemplated by this Agreement and the consummation of the Closing shall not violate any Applicable Law. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other order issued by any court of competent jurisdiction or any competent Governmental Authority or any other legal restraint or prohibition preventing the transfer and exchange contemplated hereby or the consummation of the Closing, or imposing Damages in respect thereto, shall be in effect, and there shall be no pending or threatened actions or proceedings by any Governmental Authority (or determinations by any Governmental Authority) or by any other Person challenging or in any manner seeking to restrict or prohibit the transfer and exchange contemplated hereby or the consummation of the Closing.

                  (e) Seller shall have received an opinion of counsel from Gibson, Dunn & Crutcher LLP in the form attached hereto as Exhibit E.

                                   ARTICLE IX

                                 INDEMNIFICATION

            9.01. Agreement to Indemnify.

                  (a) Subject to the limitations provided herein, Buyer, RBC and their Affiliates (collectively, the "Buyer Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article IX by Seller in respect of any Damages reasonably and proximately incurred by any Buyer Indemnitee (i) as a result of any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of Seller in this Agreement or (ii) in connection with any Excluded Liability, provided that in connection with any Environmental Liability, Buyer Indemnitees shall include any party acquiring title directly from Buyer of some or all of that portion of the Owned Real Property consisting of unimproved land located on the Gehman Road side of the existing factory facility. Notwithstanding the foregoing, Seller shall not be liable as an Indemnifying Party until all claims by the Buyer Indemnitees for indemnification exceed $100,000 in the aggregate, and thereafter Seller shall be liable, subject to the other limitations provided for elsewhere in this Agreement, for all indemnification claims arising after the Closing Date; provided, however, that Seller shall be liable, subject to the other limitations provided for elsewhere in this Agreement, for all claims by the Buyer Indemnitees, regardless of amount, arising out of (i) the fraud or willful misconduct of Seller or (ii) any Lien that does not constitute a Permitted Lien. The aggregate liability of Seller collectively under this Section 9.01(a) of this Agreement shall not exceed $3,000,000, provided, however, that there shall be no limit on the aggregate liability of Seller for Damages incurred by Buyer in connection with:
(1) Seller's fraud or willful misconduct; or (2) any Environmental Liability.

                  (b) Seller and its Affiliates (collectively the "Seller Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Article IX by Buyer and RBC in respect of any and all Damages reasonably and proximately incurred by any Seller Indemnitee as a result of (i) any inaccuracy or misrepresentation in or breach of or failure to perform any representation, warranty, covenant, agreement or obligation of Buyer or RBC in this Agreement, (ii) failure of Buyer or RBC to pay and discharge the Assumed Liabilities or (iii) conduct of the Business after the Closing.

            9.02. Survival of Representations and Warranties and Covenants.

                  (a) The representations and warranties contained in this Agreement shall survive as follows:

                        (i) Except as otherwise provided in Section 9.02(a)(ii),
      (iii) or (iv), all representations and warranties shall expire on the first anniversary of the Closing Date.

                        (ii) Notwithstanding Section 9.02(a)(i) the representations and warranties of Seller as an Indemnifying Party shall survive the Closing Date until the expiration of any applicable statute of limitations, including extensions thereof, with respect to: (1) the inaccuracy or misrepresentation in or breach of any representation or warranty made by Seller in this Agreement arising out of fraud or willful misconduct; and (2) any inaccuracy or misrepresentation in or breach of any representation or warranty made in Sections 3.15, 3.20 and 3.21 regardless of whether such inaccuracy or misrepresentation or breach arises out of fraud or willful misconduct.

                        (iii) Notwithstanding Section 9.02(a)(i), the representations and warranties of Buyer and RBC as Indemnifying Parties shall survive the Closing Date until the expiration of the applicable statute of limitations, including extensions thereof, with respect to any inaccuracy or misrepresentation in or breach of any representation or warranty made by Buyer or RBC in this Agreement arising out of fraud or willful misconduct.

                        (iv) Notwithstanding Section 9.02(a)(i), the representations and warranties of Seller set forth in Sections 3.01, 3.02, 3.04, 3.05, 3.09, 3.12 and 3.14 shall survive without expiration.

Any cause of action for breach of a representation or warranty contained herein shall expire and terminate unless the party claiming that such breach occurred delivers to the other party written notice and a reasonably detailed explanation of the alleged breach on or before 5:00 P.M., eastern time, on the date on which such representation or warranty expires pursuant to this Section 9.02(a).

                  (b) The covenants contained in this Agreement shall survive without expiration unless otherwise expressly provided in such covenant.

            9.03. Claims for Indemnification. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this Article IX in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure materially adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the ten (10) Business Day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have ten (10) Business Days following its receipt of such notice either
(a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or (b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such ten (10) Business Day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, and such Indemnitee and the Indemnifying Party are unable to resolve their dispute within ten (10) Business Days following such objection (or such additional period of time as may be mutually agreed to by such Persons), the claim shall be submitted immediately to arbitration pursuant to Section 11.12.

            9.04. Defense of Claims.

                  (a) In connection with any claim which may give rise to indemnity under this Article IX resulting from or arising out of any claim or Proceeding against an Indemnitee by a Person that is not a party hereto, the Indemnifying Party may, subject to Section 9.04(b), assume the defense of any such claim or Proceeding (unless such Indemnitee elects not to seek indemnity hereunder for such claim), upon written notice to the relevant Indemnitee, if all Indemnifying Parties with respect to such claim or Proceeding jointly acknowledge to the Indemnitee its right to indemnity pursuant hereto in respect of the entirety of such claim (as such claim may have been modified through written agreement of the parties or arbitration hereunder) and provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Parties will be financially able to satisfy such claim in full if such claim or Proceeding is decided adversely. If the Indemnifying Parties assume the defense of any such claim or Proceeding, the Indemnifying Parties shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Parties shall have assumed the defense of any claim or Proceeding in accordance with this Section 9.04, the Indemnifying Parties shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, without the prior written consent of such Indemnitee; provided, however, that the Indemnifying Parties shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Indemnifying Parties shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, officers, employees, consultants and agents with respect to such claim. Subject to Section 9.04(b), such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense and the Indemnifying Parties shall provide such Indemnitee with reasonable access to all materials relating to the defense of the action and otherwise cooperate with such Indemnitee and its counsel in connection with the Indemnitee's participation in such defense. Each Indemnitee shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, cooperate fully with the Indemnifying Parties in the defense of any claim or Proceeding being defended by the Indemnifying Parties pursuant to this Section 9.04. If the Indemnifying Parties do not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this
Section 9.04(a), such Indemnitee may defend against such claim or Proceeding.

                  (b) Notwithstanding Section 9.04(a), the Indemnifying Parties may not assume the defense of any claim or Proceeding and the Indemnitee may at its own cost and expense assume such defense if, in the reasonable opinion of the Indemnitee, (i) such claim or Proceeding involves an issue or matter that, if determined adversely to the Indemnitee, is likely to have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee, or (ii) there is one or more legal defenses available to the Indemnitee that conflict with those available to an Indemnifying Party. If the Indemnitee assumes defense of any such claim or Proceeding, (A) the Indemnifying Parties may participate in, but not control, the defense of such claim or Proceeding, and (B) if the Indemnitee receives a settlement proposal from the Person asserting such claim or instituting such Proceeding and is notified by an Indemnifying Party that such Indemnifying Party wants to accept such settlement proposal, the liability of the Indemnifying Parties with respect to such claim or Proceeding shall equal the lesser of (x) the amount offered in such settlement proposal, (y) the amount of actual Damages of the Indemnitee with respect to such claim or Proceeding or (z) the maximum liability of the Indemnifying Parties pursuant to Section 9.01(a).

                  (c) If the Indemnitee elects to defend any claim or Proceeding pursuant to the last sentence of Section 9.04(a) or pursuant to Section 9.04(b), the Indemnitee shall conduct such defense in such manner as it shall deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Parties, on such terms as such Indemnitee shall deem appropriate. If the Indemnifying Parties seek to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, the Indemnifying Parties shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                                    ARTICLE X

                                   TERMINATION

            10.01. Grounds for Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing under the following circumstances:

                        (i) by mutual written agreement of all of the parties hereto;

                        (ii) by either party if the other party has breached any of its representations or warranties contained herein or materially defaulted in the performance of any of its covenants or agreements contained herein and such breach or default is not curable prior to the Outside Date;

                        (iii) by Buyer or by Seller, if the Closing shall not have been consummated by February 28, 1997 (the "Outside Date"); provided, however, that neither Buyer nor Seller may terminate this Agreement pursuant to this Section 10.01(a)(iii) if the Closing shall not have been consummated within such time period by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in this Agreement.

The party desiring to terminate this Agreement pursuant to Section 10.01(a)(ii) or (iii) shall give written notice of such termination to the other party.

                  (b) This Agreement shall automatically terminate if any Federal, state or foreign law or regulation thereunder shall hereafter be enacted or become applicable that makes the transactions contemplated hereby or the consummation of the Closing illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining either party hereto from consummating the transactions contemplated hereby is entered, and such judgment, injunction, order or decree shall become final and nonappealable.

            10.02. Effect of Termination. If this Agreement is terminated as permitted by Section 10.01, such termination shall be without liability of any party to any other party to this Agreement; provided, however, that if such termination shall result from the breach by any party of its representations, warranties or covenants contained in this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach notwithstanding such termination. The provisions of Sections 5.05, 6.01, 10.02, 11.03, 11.05 11.07, 11.08, 11.10,
11.11 and 11.13 shall survive any termination of this Agreement pursuant to this
Article X.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.01. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

            If to Seller:

                  SKF USA Inc.
                  1100 First Avenue
                  King of Prussia, PA  19406
                  Attn: President
                  Telecopier No.:  (610) 265-0404
            with a copy to:

                  SKF USA Inc.
                  1100 First Avenue
                  King of Prussia, PA  19406
                  Attn: Secretary and General Counsel
                  Telecopier No.:  (610) 265-0404

            If to Buyer:

                  RBC Nice Bearings, Inc.
                  c/o Roller Bearing Company of America
                  60 Round Hill Road
                  Fairfield, Connecticut 06430
                  Attn:  Michael Gostomski
                  Telecopier No:  (203)  256-0775

            with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue, Suite 5018
                  Los Angeles, California 90071
                  Attn:  Bruce D. Meyer, Esq.
                  Telecopier No:  213-229-7520

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

            11.02. Amendments; No Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            11.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            11.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of each other party, which approval shall not be unreasonably withheld.

            11.05. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the Commonwealth of Pennsylvania.

            11.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

            11.07. Entire Agreement. This Agreement (including the Schedules and Exhibits referred to herein which are hereby incorporated by reference) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            11.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. All references to an Article or Section include all subparts thereof.

            11.09. Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

            11.10. Construction.

                  (a) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either party. Any reference to any Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular. The words "herein," "hereof," "hereunder," and words of similar import refer to the Agreement as a whole and not to a particular section. Whenever the word "including" is used in this Agreement, it shall be deemed to mean "including, without limitation," "including, but not limited to" or other words of similar import such that the items following the word "including" shall be deemed to be a list by way of illustration only and shall not be deemed to be an exhaustive list of applicable items in the context thereof.

                  (b) The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

            11.11. Arbitration of Claims.

                  (a) Except as otherwise provided elsewhere in this Agreement, any dispute or difference between or among the parties arising out of this Agreement or the transactions contemplated hereby, including without limitation any dispute between an Indemnitee and any Indemnifying Party under Article IX, which the parties are unable to resolve themselves shall be submitted to and resolved by arbitration as herein provided. Within ten (10) Business Days after expiration of the ten (10) Business Day period referred to in Section 9.03 or within such other time period as the parties may agree, the Indemnitee and the Indemnifying Party shall each designate one arbitrator. Within ten (10) Business Days after the appointment of the two arbitrators, the two arbitrators shall designate a third arbitrator mutually acceptable to them who shall be a certified public accountant not affiliated with any party in interest to such arbitration and the two arbitrators chosen by the Indemnitees and Indemnifying Party shall each be a retired or former judge of any appellate court of the State of Delaware, any United States appellate court or the United States District Court for any Delaware District who is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters. If the arbitrator chosen by the Indemnitee and the arbitrator chosen by the Indemnifying Party fail to agree upon the third arbitrator within such ten (10) Business Day period, the third arbitrator shall be appointed by the American Arbitration Association as soon as practicable and shall be a certified public accountant who is not affiliated with any party in interest to such arbitration and who has substantial professional experience with regard to corporate legal matters.

                  (b) The three arbitrators shall consider the dispute at issue at Philadelphia, Pennsylvania at a mutually agreed upon time within thirty (30) days (or such longer period as may be acceptable to the Indemnitee and the Indemnifying Party) of the designation of the arbitrators. The arbitrator shall not have the authority to modify any term or provision of this Agreement. The arbitration proceeding shall be held in accordance with the rules for commercial arbitration of the American Arbitration Association in effect on the date of the initial request by the Indemnitee or Indemnifying Party, as the case may be, that gave rise to the dispute to be arbitrated (as such rules are modified by the terms of this Agreement or may be further modified by mutual agreement of the Indemnitee and Indemnifying Party) and shall include an opportunity for the parties to conduct discovery in advance of the proceeding, which discovery may be limited by rules established by the arbitrators. Notwithstanding the foregoing, the Indemnitee and Indemnifying Party agree that they will attempt, and they intend that they and the arbitrators should use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrators within ninety (90) days from the date of selection of the arbitrators; provided, however, that the arbitrators shall be entitled to extend such 90-day period one or more times to the extent necessary for such arbitrators to place a dollar value on any claim that may be unliquidated. The arbitrators shall immediately deliver a written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each Indemnitee and Indemnifying Party to such arbitration agrees that any decision of the arbitrators shall be final, conclusive and binding, absent fraud or manifest error, and that they will not contest any action by any other party thereto in accordance with a decision of the arbitrators, except if such factors are present. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 11.11 by bringing suit in any court of competent jurisdiction.

                  (c) All fees, costs and expenses (including attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to this Section 11.11 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in this
Section 11.11 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 11.11 may be assessed against the party or parties that do not prevail in such arbitration in such manner as the arbitrators or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrators shall be allocated among the parties to the arbitration in such manner as the arbitrators shall determine to be appropriate under the circumstances.

            11.13. Cumulative Remedies. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            11.14. Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any Person, including any employee of Buyer or employee or former employee of Seller or any Affiliate thereof (including any beneficiary or dependent thereof).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                SELLER:

                                SKF USA INC.



                                By:___________________________________
                                Name:
                                Title:


                                BUYER:

                                RBC NICE BEARINGS, INC.



                                By:___________________________________
                                Name:
                                Title:


                                RBC:

                                ROLLER BEARING COMPANY OF AMERICA, INC.



                                By:___________________________________
                                Name:
                                Title:

                                SCHEDULE 2.03

                             ASSUMED LIABILITIES

            (a) The following Liabilities of Seller arising in the ordinary course of the Business prior to the Closing Date:

                  o Current trade payables (including payables booked after the Closing Date and incurred to purchase or maintain Transferred Assets); and

                  o     Accrued expenses.

            (b) All Liabilities and obligations of Seller arising after the Closing under Contracts included in the Transferred Assets.

            (c) All Liabilities and obligations described in Section 2.04(i) but only to the extent that such Liabilities do not exceed $150,000 in the aggregate.

            (d) All Liabilities and obligations arising out of the use and ownership of the Transferred Assets by Buyer after the Closing or by conduct of the Business by Buyer after the Closing except to the extent that such Liabilities and obligations are listed as Excluded Liabilities under any of clauses (a) through (j) of Section 2.04.


                                       1